Exhibit (c)(8)

Francis Special Committee Discussion Materials

Goldman, Sachs & Co.

11-Mar-2009

Table of Contents

I. Summary Overview II. Public Market Perspectives III. Financial Analysis A. Discounted Cash Flow Analysis

B. Present Value of Future Stock Price Analysis C. Precedent Transactions Appendix A: Transaction Related Financial Analysis Appendix B: Supplementary Materials

I. Summary Overview

Summary Overview 3

Draft – Highly Confidential

Goldman Sachs

Project Nobel Market Tracker

		Change from 1 Day Prior		Change Since				
	09-Mar-2009			18-Jul-2008	1 Week	1 Month	3 Month	2-Jan-2008
Francis	$92.63	$1.77	1.9 %	13.2 %	13.5 %	12.0 %	24.5 %	37.4 %
BTK	541.77	(22.10)	(3.9)	(31.9)	(4.2)	(24.0)	(10.7)	(31.2)
S&P 500	676.53	(6.85)	(1.0)	(46.3)	(3.5)	(22.2)	(22.8)	(53.3)
AMEX Pharmaceutical Index	218.63	(2.48)	(1.1)	(28.7)	(0.2)	(18.3)	(15.0)	(35.1)
James	CHF133.30	CHF4.50	3.5 %	(25.8)%	7.4 %	(10.3)%	(19.1)%	(30.6)%
Swiss Exchange	4,307.67	(3.94)	(0.1)	(36.9)	(2.9)	(16.5)	(22.1)	(48.2)
FTSE 350 Pharma & Biotech	6,751.28	26.73	0.4	(10.9)	(1.8)	(17.0)	(14.7)	(14.1)
James (ADR)	$28.63	$0.93	3.4	(22.3)	9.7	(10.2)	(17.3)	(33.7)
Currency Exchange Rate (CHF / $)	1.1583	0.0006	0.05 %	13.25 %	(1.45)%	(0.50)%	(3.75)%	3.47 %


James
Tender Price
Francis
New Tender Price
Offer Price
Francis Trading Volume
James announced bid to acquire Francis for $89
Francis announced that James' $89 proposal substantially undervalues the company
Francis Special Committee unanimously recommends stock holders do not tender shares
James raises tender
3 Month Avg Vol: 4.9mm
$95/share
$89/share
$86.50/share
13.2%
(25.8)%
Francis announced that it has formed a Special Committee to evaluate James' offer
James files tender
James announces intent to tender
Indexed Price
Daily Trading Volume (mm)
130%
120%
110%
100%
90%
80%
70%
50
40
30
20
10
0
18-Jul-2008
28-Aug-2008
9-Oct-2008
19-Nov-2008
2-Jan-2009
13-Feb-2009

Source: FactSet as of 09-Mar-2009

Summary Overview 4

II. Public Market Perspectives

Public Market Perspectives 5

Draft – Highly Confidential

Goldman Sachs

Relative Stock Price Performance History

Francis vs. Large Cap Biotech, Large Pharma and S&P 500 Index

5 Years


Indexed Price
310%
280%
250%
220%
190%
160%
130%
100%
70%
40%
87.5%
69.8%
(8.9%)
(40.7%)
Mar-2004
Nov-2004
Aug-2005
Apr-2006
Jan-2007
Sep-2007
Jun-2008
Feb-2009
Daily from 09-Mar-2004 to 09-Mar-2009

1 Year


Indexed Price
130%
120%
110%
100%
90%
80%
70%
60%
50%
16.7%
(16.4%)
(18.1%)
(47.7%)
Mar-2008
Apr-2008
Jun-2008
Aug-2008
Sep-2008
Nov-2008
Jan-2009
Feb-2009
Daily from 07-Mar-2008 to 09-Mar-2009

Since Offer


Indexed Price
130%
120%
110%
100%
90%
80%
70%
60%
50%
13.2%
(22.5%)
(25.8%)
(46.3%)
Jul-2008
Aug-2008
Sep-2008
Oct-2008
Nov-2008
Dec-2008
Feb-2009
Mar-2009
Daily from 18-Jul-2008 to 09-Mar-2009

3 Months


Indexed Price
130%
120%
110%
100%
90%
80%
70%
24.5%
(10.3%)
(14.0%)
(22.8%)
Dec-2008
Dec-2008
Dec-2008
Jan-2009
Jan-2009
Feb-2009
Feb-2009
Mar-2009
Daily from 05-Dec-2008 to 09-Mar-2009

Francis — Large Cap Biotech [1] — Large Pharma [2] — S&P 500 Index

Source: FactSet as of 09-Mar-2009
[1] Large Cap Biotech Composite includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead.
[2] Large Pharma Composite includes: Abbott, AstraZeneca, Bayer, Bristol-Myers Squibb, Eli Lilly, GSK, JNJ, Merck, Novartis, Novo Nordisk, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth.

Public Market Perspectives 6

Relative Stock Price Performance History

Francis vs. James, Large Cap Biotech, Large Pharma and Other Indices since 18-Jul-2008

% Change Since

130% 18-Jul-08 12-Aug-08 10-Dec-08 20-Feb-09

Francis ($95) 16.1% (2.9)% 22.7% 11.7% Francis (Current) 13.2% (5.3)% 19.7% 9.0% 120% James (25.8)% (28.1)% (20.7)% (5.7)% Large Cap Biotech¹ (25.8)% (29.4)% (13.7)% (18.5)% Large Pharma² (22.5)% (24.3)% (11.3)% (10.5)%

13.2%

NASDAQ Biotech Index (28.3)% (33.7)% (11.1)% (15.7)% 110% S&P 500 Index (46.3)% (47.5)% (24.8)% (12.1)%

100% Price Indexed 90%

80% (22.5%) (25.8%) (25.8%)

70%

(28.3%)

60%

(46.3%)

50%

Jul-2008 Aug-2008 Sep-2008 Oct-2008 Nov-2008 Dec-2008 Feb-2009 Mar-2009

Daily from 18-Jul-2008 to 09-Mar-2009

Francis (Current) James Large Cap Biotech¹ Large Pharma² NASDAQ Biotech Index S&P 500 Index

1 Source: FactSet as of 09-Mar-2009

2 Large Cap Biotech Composite includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead.

Large Pharma Composite includes: Abbott, AstraZeneca, Bayer, Bristol-Myers Squibb, Eli Lilly, GSK, JNJ, Merck, Novartis, Novo Nordisk, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth.

Public Market Perspectives 7

Draft – Highly Confidential

Goldman Sachs

Relative Stock Price Performance

Francis vs. Top 20 Largest US Companies by Market Cap as of 09-Mar-2009

	Market Cap	18-Jul-2008		12-Aug-2008		10-Dec-2008		20-Feb-2009		09-Mar-2009
Company	($ mm)	Price	% Change	Price	% Change	Price	% Change	Price	% Change	Price
Francis	$97,578	$81.82	13.2%	$97.85	(5.3)%	$77.40	19.7%	$85.02	9.0%	$92.63
Exxon Mobil	319,081	81.54	(20.8)%	76.88	(16.0)%	80.07	(19.4)%	71.23	(9.3)%	64.57
Wal-Mart Stores	186,360	57.92	(18.0)%	59.25	(19.8)%	55.25	(14.0)%	50.02	(5.0)%	47.51
Microsoft	134,692	25.86	(41.4)%	28.12	(46.1)%	20.61	(26.5)%	18.00	(15.8)%	15.15
Procter & Gamble	129,484	63.67	(30.6)%	70.34	(37.2)%	59.12	(25.3)%	50.25	(12.1)%	44.18
Johnson & Johnson	128,887	67.82	(31.3)%	71.70	(35.0)%	57.80	(19.4)%	54.65	(14.7)%	46.60
AT&T	128,003	32.12	(32.4)%	31.65	(31.4)%	28.08	(22.6)%	23.58	(7.9)%	21.72
Chevron	116,826	86.05	(32.3)%	83.56	(30.3)%	78.44	(25.7)%	65.07	(10.4)%	58.28
Berkshire Hathaway	113,351	117,290.00	(37.6)%	116,800.00	(37.3)%	104,590.00	(30.0)%	77,000.00	(4.9)%	73,195.00
IBM	112,003	129.89	(35.7)%	125.22	(33.3)%	82.86	0.7%	88.79	(6.0)%	83.48
Google	91,716	481.32	(39.6)%	502.61	(42.1)%	308.82	(5.8)%	346.45	(16.0)%	290.89
Coca-Cola	89,693	50.03	(22.5)%	54.79	(29.3)%	45.31	(14.5)%	42.84	(9.5)%	38.75
Pfizer	85,193	18.32	(31.1)%	19.72	(36.0)%	16.57	(23.8)%	13.71	(7.9)%	12.63
Cisco Systems	79,500	21.66	(37.1)%	24.50	(44.4)%	17.33	(21.4)%	15.08	(9.7)%	13.62
General Electric	78,316	28.00	(73.5)%	29.74	(75.1)%	18.00	(58.8)%	9.38	(21.0)%	7.41
Verizon Communications	74,366	35.45	(26.1)%	34.82	(24.8)%	32.74	(20.0)%	28.81	(9.1)%	26.18
Apple	74,014	165.15	(49.7)%	176.73	(53.0)%	98.21	(15.4)%	91.20	(8.9)%	83.11
Abbott Laboratories	72,092	57.58	(19.0)%	58.88	(20.8)%	51.52	(9.5)%	54.03	(13.7)%	46.65
Pepsico	71,294	65.41	(30.0)%	69.62	(34.2)%	53.01	(13.6)%	51.45	(11.0)%	45.81
Oracle	69,890	21.18	(34.6)%	22.90	(39.5)%	17.39	(20.4)%	16.56	(16.4)%	13.85
High			**(18.0)%**		**(16.0)%**		**0.7%**		**(4.9)%**	
Mean			**(33.9)%**		**(36.1)%**		**(20.3)%**		**(11.0)%**	
Median			**(32.3)%**		**(35.0)%**		**(20.0)%**		**(9.7)%**	
Low			**(73.5)%**		**(75.1)%**		**(58.8)%**		**(21.0)%**	

Source: Capital IQ as of 09-Mar-2009
Note: Francis not included in High, Mean, Median and Low.

Public Market Perspectives 8

Draft – Highly Confidential

Goldman Sachs

Healthcare Companies Have Fallen Since the Publication of Barack Obama's Healthcare Budget Reform



5.9%
(5.6%)
(10.1%)
(11.6%)
Performance Since The Publication of Barack Obama's Budget Proposal Entitled "A New Era of Responsibility: Renewing America's Promise" on 26-Feb-2009
Francis
Large Pharma[1]
S&P 500 Index
Large Cap Biotech[2]

Source: FactSet as of 09-Mar-2009
[1] Large Pharma Composite includes: Abbott, AstraZeneca, Bayer, Bristol-Myers Squibb, Eli Lilly, GSK, JNJ, Merck, Novartis, Novo Nordisk, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth.
[2] Large Cap Biotech Composite includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead.

Public Market Perspectives 9

Relative P/E Performance History

Francis vs. James, Large Cap Biotech, Large Pharma and S&P 500 Index From 18-Jul-2008 to 09-Mar-2009

2009E P/E 2010E P/E

12-Aug-2008 10-Dec-2008 22-Feb-2009 30x

30x 12-Aug-2008 10-Dec-2008 22-Feb-2009

24.4x

21.3x

20x

20x Multiple Multiple P/E P/E 11.9x

10.5x 11.6x 2010E

10.7x 10.3x 2009E 10x 10x 10.1x 9.1x 8.7x 9.5x 8.5x

0x 0x

18-Jul- 20-Aug- 22-Sep- 25-Oct- 27-Nov- 30-Dec- 01-Feb- 06-Mar-

18-Jul- 20-Aug- 22-Sep- 25-Oct- 27-Nov- 30-Dec- 01-Feb- 06-Mar-

2008 2008 2008 2008 2008 2008 2009 2009 2008 2008 2008 2008 2008 2008 2009 2009

Daily from 18-Jul-2008 to 09-Mar-2009 Daily from 18-Jul-2008 to 09-Mar-2009

Francis James Large Cap Biotech¹ U.S. Large Pharma² Europe Large Pharma³ S&P 500 Index 10x20x30x

Source: FactSet as of 09-Mar-2009

1 Large Cap Biotech Composite includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead.

2 U.S. Large Pharma Composite includes: Abbott, Bristol-Meyers Squibb, Eli Lilly, Johnson & Johnson, Merck, Pfizer, Schering-Plough and Wyeth.

3 European Large Pharma Composite includes: AstraZeneca, Bayer, GlaxoSmithKline, Merck KGaA, Novartis, Novo Nordisk and Sanofi-Aventis.

Public Market Perspectives 10

Draft – Highly Confidential

Goldman Sachs

Comparison of Public Trading Multiples

Francis vs. Large Cap Biotech and Large Pharma

2009 P/E (Current)



Median = 11.9x
Median = 10.1x
Median = 9.0x
24.4 x
25.0 x
23.4 x
22.8 x
21.5 x
10.0 x
10.8 x
18.5 x
11.9 x
17.8 x
12.7 x
9.8 x
6.7 x
10.4 x
6.4 x
6.5 x
11.9 x
11.3 x
11.6 x
5.9 x
9.5 x
8.3 x
9.9 x
8.5 x
15.5 x
6.8 x
Francis (Current)
Francis ($95)
Francis ($89)
Francis ($86.5)
Francis (1 Day Prior to Offer)
Amgen
Biogen Idec
Celgene
Genzyme
Gilead
Abbott
Bristol-Myers Squibb
Eli Lilly
Johnson & Johnson
Merck
Pfizer
Schering-Plough
Wyeth
James
AstraZeneca
Bayer
GSK
Merck KGaA
Novartis
Novo Nordisk
Sanofi-Aventis

2009 P/E (As of 18-Jul-2008)



Median = 16.7x
Median = 11.9x
Median = 11.7x
20.9 x
24.2 x
22.7 x
22.1 x
20.9 x
11.8 x
16.7 x
30.5 x
16.4 x
21.5 x
15.8 x
11.4 x
11.2 x
14.3 x
10.4 x
7.2 x
12.4 x
12.8 x
13.5 x
9.3 x
11.5 x
11.9 x
11.5 x
13.4 x
18.1 x
7.9 x
Francis (Current)
Francis ($95)
Francis ($89)
Francis ($86.5)
Francis (1 Day Prior to Offer)
Amgen
Biogen Idec
Celgene
Genzyme
Gilead
Abbott
Bristol-Myers Squibb
Eli Lilly
Johnson & Johnson
Merck
Pfizer
Schering-Plough
Wyeth
James
AstraZeneca
Bayer
GSK
Merck KGaA
Novartis
Novo Nordisk
Sanofi-Aventis

■ Large Cap Biotech ■ U.S. Large Pharma ■ Europe Large Pharma

Source: IBES median estimates as of 09-Mar-2009 and 18-Jul-2008

Public Market Perspectives 11

Draft – Highly Confidential

Goldman Sachs

Comparison of Public Trading Multiples

Francis vs. Large Cap Biotech and Large Pharma

2009 P/E (Current)



Median = 11.9x
Median = 10.1x
Median = 9.0x
24.4 x
25.0 x
23.4 x
22.8 x
21.5 x
10.0 x
10.8 x
18.5 x
11.9 x
17.8 x
12.7 x
9.8 x
6.7 x
10.4 x
6.4 x
6.5 x
11.9 x
11.3 x
11.6 x
5.9 x
9.5 x
8.3 x
9.9 x
8.5 x
15.5 x
6.8 x
Francis (Current)
Francis ($95)
Francis ($89)
Francis ($86.5)
Francis (1 Day Prior to Offer)
Amgen
Biogen Idec
Celgene
Genzyme
Gilead
Abbott
Bristol-Myers Squibb
Eli Lilly
Johnson & Johnson
Merck
Pfizer
Schering-Plough
Wyeth
James
AstraZeneca
Bayer
GSK
Merck KGaA
Novartis
Novo Nordisk
Sanofi-Aventis

2009 P/E (As of 10-Dec-2008 Meeting)



Median = 13.8x
Median = 9.5x
Median = 10.2x
19.0 x
24.3 x
22.7 x
22.1 x
20.9 x
12.2 x
11.2 x
23.5 x
13.8 x
20.0 x
14.3 x
10.6 x
8.1 x
12.5 x
7.6 x
6.6 x
9.6 x
9.3 x
12.7 x
7.1 x
9.3 x
11.3 x
9.2 x
11.1 x
17.6 x
7.5 x
Francis (Current)
Francis ($95)
Francis ($89)
Francis ($86.5)
Francis (1 Day Prior to Offer)
Amgen
Biogen Idec
Celgene
Genzyme
Gilead
Abbott
Bristol-Myers Squibb
Eli Lilly
Johnson & Johnson
Merck
Pfizer
Schering-Plough
Wyeth
James
AstraZeneca
Bayer
GSK
Merck KGaA
Novartis
Novo Nordisk
Sanofi-Aventis

■ Large Cap Biotech ■ U.S. Large Pharma ■ Europe Large Pharma

Source: IBES median estimates as of 09-Mar-2009 and 05-Dec-2008

Public Market Perspectives 12

Draft – Highly Confidential

Goldman Sachs

Comparison of Public Trading Multiples

Francis vs. Large Cap Biotech and Large Pharma

2009 P/E (Current)



Median = 11.9x
Median = 10.1x
Median = 9.0x
24.4 x
25.0 x
23.4 x
22.8 x
21.5 x
10.0 x
10.8 x
18.5 x
11.9 x
17.8 x
12.7 x
9.8 x
6.7 x
10.4 x
6.4 x
6.5 x
11.9 x
11.3 x
11.6 x
5.9 x
9.5 x
8.3 x
9.9 x
8.5 x
15.5 x
6.8 x
Francis (Current)
Francis ($95)
Francis ($89)
Francis ($86.5)
Francis (1 Day Prior to Offer)
Amgen
Biogen Idec
Celgene
Genzyme
Gilead
Abbott
Bristol-Myers Squibb
Eli Lilly
Johnson & Johnson
Merck
Pfizer
Schering-Plough
Wyeth
James
AstraZeneca
Bayer
GSK
Merck KGaA
Novartis
Novo Nordisk
Sanofi-Aventis

2009 P/E (As of 22-Feb-2009 Meeting)



Median = 15.2x
Median = 10.7x
Median = 10.2x
22.4 x
25.1 x
23.5 x
22.8 x
21.6 x
12.2 x
12.5 x
25.0 x
15.2 x
20.4 x
14.7 x
10.6 x
8.0 x
12.2 x
8.6 x
7.0 x
10.8 x
11.7 x
12.2 x
6.6 x
10.2 x
9.6 x
10.5 x
10.1 x
17.7 x
7.4 x
Francis (Current)
Francis ($95)
Francis ($89)
Francis ($86.5)
Francis (1 Day Prior to Offer)
Amgen
Biogen Idec
Celgene
Genzyme
Gilead
Abbott
Bristol-Myers Squibb
Eli Lilly
Johnson & Johnson
Merck
Pfizer
Schering-Plough
Wyeth
James
AstraZeneca
Bayer
GSK
Merck KGaA
Novartis
Novo Nordisk
Sanofi-Aventis

■ Large Cap Biotech ■ U.S. Large Pharma ■ Europe Large Pharma

Source: IBES median estimates as of 09-Mar-2009 and 20-Feb-2009

Public Market Perspectives 13

Francis Research Analyst Price Targets

($ Per Share)

Price Target Before As of 10-Dec-2008¹ Current Deal Price Date Updated Bank Announcement Presentation Price Target Speculation

09-Mar-2009 Barclays Capital 75 105 97 64-110

09-Mar-2009 Jefferies & Company 78 100 93 93

09-Mar-2009 Morgan Stanley 94 105 97 65-115

09-Mar-2009 Natixis 76 85 97 95-100

06-Mar-2009 Baird 87 100 100 100

06-Mar-2009 Bernstein Research 86 97 92 78-100

06-Mar-2009 BMO Capital Markets 82 104 88 63-100

06-Mar-2009 Citi N/A 96 92 N/A

06-Mar-2009 JP Morgan 100 105 105 105

06-Mar-2009 Oppenheimer 88 105 105 102-110

06-Mar-2009 RBC Capital 84 100 100 95-100

06-Mar-2009 Rodman & Renshaw 90 90 90 95-100

06-Mar-2009 UBS 92 N/A 100 N/A

03-Mar-2009 Deutsche Bank N/A 97 97 97

03-Mar-2009 Lazard 90 98 98 78-105

03-Mar-2009 Piper Jaffray N/A N/A 112 N/A

High $100 $105 $112 $115 Mean 88 99 98 96² Median 88 99 98 98²

Low 76 85 88 63

1 Source: Wall Street research

2 Price targets are latest as of 10-Dec-2008.

Mean and median based on the midpoint of the deal price speculation range.

Public Market Perspectives 14

Draft – Highly Confidential

Goldman Sachs

Francis Top Institutional Shareholders Composition

As of 31-Jan-2009		% O/S
James Holdings	587,189,380	55.76%
Non-James Holding	465,784,657	44.24%
Shares Outstanding	1,052,974,037	

As of 02-Mar-2009	% O/S of Minority
Hedge Fund / Arb	13.3%
Non-Hedge Fund / Arb	86.7%

Top Shareholders (Sorted by "Current Position")

Rank	Institution Name	Position 18-Jul-2008 (Based on 30-Jun-2008 13F Filings)	Position 13-Feb-2009	Current Position 20-Feb-2009	Change vs. 30-Jan-2009	Change vs. 18-Jul-2008	Avg. Cost	Current %O/S of Total	Current %O/S of Minority
1	Fidelity Mgmt. & Research	41,806,660	55,132,951	53,132,951	(2,000,000)	11,326,291	$66.85	5.05%	11.41%
2	Marsico Capital	27,214,792	25,858,981	25,858,981	0	(1,355,811)	43.59	2.46	5.55
3	AllianceBerstein (AXA)	17,112,145	21,083,000	20,583,000	(500,000)	3,470,855	75.29	1.95	4.42
4	T. Rowe Price	17,256,456	18,632,149	16,632,149	(2,000,000)	(624,307)	76.93	1.58	3.57
5	Barclays Global	15,306,210	14,129,037	14,129,037	0	(1,177,173)	54.51	1.34	3.03
6	Capital Research & Mgmt.	15,350,000	10,716,935	10,716,935	0	(4,633,065)	65.05	1.02	2.30
7	Jennison Associates	10,779,817	10,179,817	10,179,817	0	(600,000)	68.79	0.97	2.19
8	Vanguard Group	9,056,406	9,808,157	9,808,157	0	751,751	59.28	0.93	2.11
9	Capital Guardian Trust	19,376,837	11,674,828	7,674,828	(4,000,000)	(11,702,009)	78.21	0.73	1.65
10	State Street Global Advisors	6,597,198	7,229,900	7,229,900	0	632,702	49.72	0.69	1.55
11	Wellington Mgmt	15,892,746	6,471,555	6,471,555	0	(9,421,191)	67.45	0.61	1.39
12	ClearBridge Advisors	9,712,089	6,246,738	6,246,738	0	(3,465,351)	33.14	0.59	1.34
13	Delaware Inv. Advisors	9,135,610	5,714,850	5,714,850	0	(3,420,760)	78.18	0.54	1.23
14	TIAA-CREF Asset Mgmt.	7,281,457	5,687,388	5,687,388	0	(1,594,069)	65.24	0.54	1.22
15	Janus Capital Mgmt.	7,796,255	4,722,419	4,722,419	0	(3,073,836)	48.86	0.45	1.01
16	Waddell & Reed	2,382,370	3,911,504	3,911,504	0	1,529,134	85.73	0.37	0.84
17	INTECH Investment Mgmt	432,550	3,016,880	3,616,880	600,000	3,184,330	81.44	0.34	0.78
18	Adage Capital Advisors	0	3,606,221	3,606,221	0	3,606,221	86.26	0.34	0.77
19	GE Asset Management	3,788,047	3,501,946	3,501,946	0	(286,101)	76.95	0.33	0.75
20	Franklin Advisors	2,965,748	3,458,615	3,458,615	0	492,867	59.21	0.33	0.74
21	Paulson & Co.	0	3,424,400	3,424,400	0	3,424,400	88.93	0.33	0.74
22	PRIMECAP Management	2,949,486	3,333,186	3,333,186	0	383,700	73.73	0.32	0.72
23	TCW Asset Mgmt.	4,703,902	3,222,631	3,222,631	0	(1,481,271)	39.65	0.31	0.69
24	Walter Scott & Partners	4,070,591	3,214,865	3,214,865	0	(855,726)	69.76	0.31	0.69
25	Orbimed Advisors	2,716,480	3,065,600	3,065,600	0	349,120	53.54	0.29	0.66
	Top 25 Institutional Shareholders	253,683,852	247,044,553	239,144,553	(7,900,000)	(14,539,299)	$65.85	22.71%	51.34%

Source: Bloom Partners

Note: Capital Research Global and Capital World Investors have been combined. Walter Scott & Partners is Scotland-based investment firm. As received by Francis on 06-Mar-2009.

Public Market Perspectives 15

III. Financial Analysis

Financial Analysis Overview

Summary

($ Per Share)

Methodology Equity Value Per Diluted Share Comments

Current Offer Price $95.00

52-Week High: $99.05

52-Week Trading Range $67 $99

52-Week Low: $66.80

Wall Street Equity Research Wall Street High Target Price: $112.00 Target Prices $88 $112 Wall Street Low Target Price: $88.00

Forward earnings multiple of 14 – 22x on 2009E EPS

Selected Public Trading Multiples (2009E P/E) –

$53 $85 Management base case 2009E EPS of $3.88 Management and IBES EPS Estimates

IBES median 2009E EPS of $3.80

Forward earnings multiple of 14 – 22x on EPS

Present Value of Future Stock Price – P/E – $58 $104

9.0% cost of equity Management Base Case

Management base case 2010E and 2011E EPS of $4.49 and $5.62

Forward earnings multiple of 14 – 22x on EPS

Present Value of Future Stock Price – P/E – $59 $109

9.0% cost of equity C-08 Upside Case

Management base case 2010E and 2011E EPS of $4.59 and $5.88

Forward earnings multiple of 14 – 22x on EPS

Present Value of Future Stock Price – P/E – $56 $96

9.0% cost of equity C-08 Downside Case

Management base case 2010E and 2011E EPS of $4.32 and $5.20

Forward earnings multiple of 14 – 22x on EPS

Present Value of Future Stock Price – P/E – $56 $92

9.0% cost of equity IBES

IBES median 2010E and 2011E EPS of $4.35 and $4.99 Discounted Cash Flow – Management Base Case (2024) – $100 $151 Financial Sensitivities 2 – 4% perpetuity growth rate

8 – 10% discount rate

Discounted Cash Flow – Management Base Case (2018) – $93 $145 Includes management estimates of 2015 opt-in and ESO expense Financial Sensitivities

Discounted Cash Flow – Management Base Case (2024) – $81 $141 3% perpetuity growth rate; 9% discount rate

Operating Sensitivities Total revenue CAGR of 4% to 8%; EBIT margin sensitivity of -9% to

$87 $127 +3% off of 2024 management base case margins Discounted Cash Flow – Management Base Case (2018) – Operating Sensitivities C-08 Upside Case (2024) $105 $159

C-08 trial success

Increased PTS assumptions for adjuvant breast and adjuvant lung indications in development to 70% C-08 Upside Case (2018) $101 $160

C-08 Downside Case (2024) $91 $137

C-08 trial failure

Decreased PTS assumptions for adjuvant breast and adjuvant lung C-08 Downside Case (2018) $78 $117 indications in development to 10%

$50.00 $70.00 $90.00 $110.00 $130.00 $150.00 $170.00

Source: Francis management projections, Wall Street research and FactSet as of 09-Mar-2009

Financial Analysis 17

A. Discounted Cash Flow Analysis

Key Assumptions of the 2008 Francis Financial Plan

Near-term

Avastin adjuvant CRC trial (C-08)

— Base case: 61% PTS in Q2 2009

Price / reimbursement impacts

— Base case assumes 3% annual price increases excluding Avastin and Lucentis

— Avastin price increase contingent upon breast trial outcome

2015 James commercial agreement expiration

— Assumes status quo type of terms

— Management expects more favorable market terms than current (modeled separately)

Tax rate assumptions

— Base case assumes off-shore manufacturing tax benefits trend tax-rate to approximately 29%

FOB Assumptions

— Assumptions factor in number of entrants, physician acceptance and price discounts by product

Unnamed product PTS and market opportunity

— Assumes large and small molecule NMEs

— Launch to filing PTS of 20% and 11%, respectively

— Market opportunity of $1bn per NME indication (including two line extensions)

Long-term

Source: Francis management

Discounted Cash Flow Analysis 19

Product Sales Breakdown in the Francis 2008 Financial Plan

($ in millions)

Avastin Rituxan Herceptin Lucentis Other Marketed Named Product Pipeline Unnamed Pipeline Non-Product

$40,000

$33,803 $31,551 $35,000 $28,732 $26,230 262 $24,995 313 $24,279 $30,000 $23,408 365 $20,764 $19,004 393 $18,061 $25,000 433 $17,349 436 $16,083 429 19,968 16,656 $14,860 2,702 4,956 13,477 418 7,624 $13,690 10,479 $20,000 395 1,246 $12,345 260 126 357 566 3,548

27 331 2,575 $11,244 25 128 973 1,678

449 4,337 $15,000 157 56 224

22 3,852 3,932 3,869 3,865 4,015 3,974 4,877

3 3,131 5,083

85 3,780

5,296 5,343 3,581 1,594 1,741 1,880 2,005 2,112

- 1,438 5,314 3,146 1,702 3,057 $10,000 2,782 1,370 1,748 1,740 1,796 1,311 1,755 1,867 1,948 1,849 3,019 1,126 1,711 1,162 966 1,663 2,649 2,242 1,722 1,337 1,176 3,004 2,979 1,585 2,759 1,085 1,556 2,261 1,470 2,725 932 1,024 872 849 2,635 1,343 831 $5,000 2,575 2,664 1,240 1,184 970 1,139 7,302 7,519 923 895 872 6,521 6,880 7,103 6,783 5,036 5,900 5,262 3,736 4,303 4,011 3,556 3,378 3,332 3,156 $0

2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E

Source: Francis 2008 Financial Plan as provided by management 16-Nov-2008

Discounted Cash Flow Analysis 20

Discounted Cash Flow Analysis of Francis

Key Assumptions

Discounted Cash Flow analysis provides a framework to evaluate the ongoing performance of the business, but should be considered in a broader context of approaches (e.g., comparable transaction and trading multiples)

Projections from 2009 to 2024 provided by Francis management as of 16-Nov-2008 and provided to James and Greenhill

— Business updates to the forecast were provided by management on 09-Mar-2009 and are summarized on page 30 and included as incremental amounts to the DCF analysis

Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009

— Current options outstanding included in share count by the treasury stock method; options schedule provided by Francis management as of 06-Mar-2009

Financial Sensitivity Analysis:

— Discount rates evaluated using a range of 8.0%—10.0% based on WACC analysis

— Terminal value evaluated using perpetuity growth rate method using a range of 2.0%—4.0%

Implied P/E terminal multiple also evaluated

Operating sensitivities flex EBIT margin by trending to -9% to +3% through 2024 in a linear incremental fashion over the forecasted period and flex revenue between incremental CAGR of -3% to +1% applied in a linear incremental fashion over the forecasted period through 2024

Assumes 31-Mar-2009 estimated net cash of $7.7 billion based on Francis management cash flow projections

Assumes capital expenditures and depreciation are offsetting in the terminal year

Assumes an adjusted tax rate applied to operating income that trends from ~36% in 2009 to ~27% in 2024 terminal year, and ~36% in 2009 to ~28% in 2018, per management forecast and additional 2% benefit from California tax law changes starting in 2011

Assumes cash flows discounted back to 31-Mar-2009 using mid-year convention

Analysis includes impact of:

— Future employee stock options expense: Assumes $328mm in after-tax ESO expense in 2009 with a 3.0% inflation rate and a range of 2.0%—4.0% of growth in headcount into perpetuity

— Changes to James / Francis marketing agreement post 2015 per management guidance on expected market rate terms: NPV of incremental 2015 opt-in derived from discounting projected product royalties from large and small molecules in the unnamed pipeline beginning in 2016, with a range of 2.0%—4.0% perpetuity growth rate

Discounted Cash Flow Analysis 21

Draft – Highly Confidential

Goldman Sachs

Summary of 2008 Francis Financial Plan

2009E – 2015E

($ in millions, except per share data)

	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2009E - 2012E CAGR	2009E - 2015E CAGR
Revenues:									
Avastin Base Case	$3,378	$3,736	$4,303	$5,036	$5,900	$6,521	$6,880	14.2%	12.6%
Rituxan	2,575	2,664	2,635	2,725	2,759	2,649	2,242	1.9%	(2.3)%
Herceptin	1,470	1,585	1,663	1,711	1,755	1,748	1,740	5.2%	2.9%
Lucentis	966	1,126	1,311	1,370	1,438	1,594	1,741	12.3%	10.3%
Other Named Products and Pipeline	2,782	3,149	3,603	3,836	3,980	4,381	4,841	11.3%	9.7%
Unnamed Base Case	-	-	-	25	27	126	260		
Non-Product	73	85	175	157	224	331	357		
Product Sales	$11,244	$12,345	$13,690	$14,860	$16,083	$17,349	$18,061		
Royalties	2,501	2,465	2,617	2,681	2,723	2,809	2,551		
Contract & Other	373	289	342	497	563	660	805		
Total Revenue	**$14,118**	**$15,099**	**$16,648**	**$18,038**	**$19,370**	**$20,817**	**$21,418**	8.5%	7.2%
Cost and Expenses:									
Cost of Sales	$1,541	$1,794	$1,872	$1,760	$1,784	$1,947	$1,969		
R&D	2,824	3,020	3,330	3,608	3,874	4,163	4,284		
MSG&A	2,233	2,183	2,321	2,432	2,495	2,692	2,828		
Profit Sharing	1,352	1,544	1,664	1,688	1,581	1,654	1,645		
Total Cost & Exp.	**$7,950**	**$8,541**	**$9,187**	**$9,488**	**$9,734**	**$10,456**	**$10,726**		
Operating Income	**$6,169**	**$6,558**	**$7,461**	**$8,550**	**$9,636**	**$10,361**	**$10,692**	11.5%	9.6%
EBITDA	**$6,676**	**$7,144**	**$8,021**	**$9,125**	**$10,213**	**$10,946**	**$11,285**	11.0%	9.1%
Other Income, Net	147	240	382	499	496	531	647		
Earnings (Pre-Tax)	**$6,316**	**$6,799**	**$7,843**	**$9,049**	**$10,132**	**$10,892**	**$11,339**	12.7%	10.2%
Taxes	2,275	2,311	2,457	2,739	3,027	3,244	3,370		
Net Income	**$4,041**	**$4,487**	**$5,386**	**$6,310**	**$7,105**	**$7,648**	**$7,969**	16.0%	12.0%
WASO	1,051	1,013	969	933	893	860	846		
EPS	**$3.85**	**$4.43**	**$5.56**	**$6.76**	**$7.96**	**$8.90**	**$9.42**	**20.7%**	**16.1%**
Growth and Margins Analysis									
Revenue Growth	-	6.9 %	10.3 %	8.3 %	7.4 %	7.5 %	2.9 %		
R&D as % of Revenue	20.0	20.0	20.0	20.0	20.0	20.0	20.0		
MSG&A as % of Revenue	15.8	14.5	13.9	13.5	12.9	12.9	13.2		
EBIT Margin	43.7	43.4	44.8	47.4	49.7	49.8	49.9		
EBITDA Margin	47.3	47.3	48.2	50.6	52.7	52.6	52.7		
EPS Growth	-	15.2	25.4	21.7	17.7	11.8	5.8		
Selected Balance Sheet Metrics									
Cash & Equivalents [1]	$10,716	$8,527	$9,912	$10,624	$11,353	$14,078	$19,818		
Total Debt	2,268	1,755	1,741	1,724	1,705	1,683	658		
Selected Cash Flow Metrics									
Depreciation	$507	$586	$559	$575	$577	$585	$594		
Capital Expenditures	(546)	(560)	(620)	(600)	(554)	(545)	(593)		
(Increase) / Decrease in Working Capital	(50)	(371)	125	(68)	(122)	(132)	(58)		

Source: Company management projections as of 16-Nov-2008

[1] *Includes short-term investments and long-term marketable securities*

Discounted Cash Flow Analysis 22

Draft – Highly Confidential

Goldman Sachs

Francis 2008 Financial Plan Cash Flow Analysis

($ in millions)

	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	'09E - '15E CAGR	'15E - '24E CAGR	'09E - '24E CAGR
Revenue	$14,118	$15,099	$16,648	$18,038	$19,370	$20,817	$21,418	$22,273	$24,171	$26,897	$27,542	$28,398	$29,883	$32,825	$36,099	$38,764	7.2%	6.8%	7.0%
Operating Income	$6,169	$6,558	$7,461	$8,550	$9,636	$10,361	$10,692	$11,173	$12,414	$14,148	$14,450	$14,217	$14,609	$16,182	$17,970	$19,604	9.6%	7.0%	8.0%
Taxes	(2,219)	(2,220)	(2,311)	(2,548)	(2,838)	(3,041)	(3,121)	(3,252)	(3,662)	(4,223)	(4,116)	(4,095)	(4,203)	(4,756)	(5,269)	(5,732)			
Unlevered Net Income	$3,950	$4,339	$5,150	$6,002	$6,798	$7,320	$7,570	$7,920	$8,752	$9,925	$10,334	$10,122	$10,406	$11,426	$12,701	$13,872	11.5%	7.0%	8.7%
Depreciation	$507	$586	$559	$575	$577	$585	$594	$593	$594	$606	$613	$638	$625	$622	$635	$661			
CapEx	(546)	(560)	(620)	(600)	(554)	(545)	(593)	(647)	(640)	(716)	(688)	(722)	(782)	(808)	(833)	(820)			
(Increase) / Decrease in Working Capital	(50)	(371)	125	(68)	(122)	(132)	(58)	(91)	(222)	(228)	(126)	7	(197)	(231)	(397)	(746)			
Unlevered Free Cash Flow	$3,861	$3,994	$5,214	$5,909	$6,699	$7,228	$7,513	$7,776	$8,483	$9,588	$10,133	$10,044	$10,052	$11,010	$12,105	$12,968	11.7%	6.3%	8.4%
EBITDA	$6,676	$7,144	$8,021	$9,125	$10,213	$10,946	$11,285	$11,766	$13,007	$14,754	$15,063	$14,855	$15,234	$16,804	$18,605	$20,266	9.1%	6.7%	7.7%
YoY Revenue Growth		6.9%	10.3%	8.3%	7.4%	7.5%	2.9%	4.0%	8.5%	11.3%	2.4%	3.1%	5.2%	9.8%	10.0%	7.4%			
EBIT Margin	43.7%	43.4%	44.8%	47.4%	49.7%	49.8%	49.9%	50.2%	51.4%	52.6%	52.5%	50.1%	48.9%	49.3%	49.8%	50.6%			

Discounted Cash Flow Analysis 23

Discounted Cash Flow Analysis of Francis

Financial Sensitivities 2024 Terminal Year

Enterprise Value Equity Value Per Share

Perpetuity Growth Rate Perpetuity Growth Rate

# ##### 2.0% 2.5% 3.0% 3.5% 4.0% $ 121.9 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $100,800 $103,002 $105,441 $108,136 $111,085 10.0% $100.25 $102.19 $104.35 $106.74 $109.34 Rate 9.5% 108,978 111,650 114,613 117,875 121,390 Rate 9.5% 107.48 109.84 112.47 115.35 118.46 Discount 9.0% 118,387 121,642 125,243 129,159 133,200 Discount 9.0% 115.80 118.68 121.87 125.33 128.91 8.5% 129,290 133,262 137,613 142,175 146,286 8.5% 125.45 128.96 132.81 136.84 140.48

8.0% 142,015 146,842 151,972 156,774 158,643 8.0% 136.70 140.97 145.51 149.76 151.41

% of Enterprise Value in Terminal Value Implied 2024 P/E1

Perpetuity Growth Rate Perpetuity Growth Rate $ 49.4 2.0% 2.5% 3.0% 3.5% 4.0% $ 14.6 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% 39.7% 41.6% 43.8% 46.2% 48.9% 10.0% 10.9 x 11.7 x 12.6 x 13.6 x 14.8 x Rate 9.5% 42.0 44.1 46.5 49.2 52.4 Rate 9.5% 11.6 12.5 13.5 14.7 16.1 Discount 9.0% 44.4 46.7 49.4 52.5 56.3 Discount 9.0% 12.4 13.4 14.6 16.0 17.7 8.5% 46.9 49.6 52.6 56.3 61.1 8.5% 13.3 14.5 15.9 17.5 19.6

8.0% 49.7 52.7 56.2 60.9 68.0 8.0% 14.4 15.8 17.4 19.4 22.0

Source: Financial projections per Francis management as of 16-Nov-2008

Note: Includes capitalized ESO expense and NPV of incremental 2015 Opt-in. Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management. Assumes net cash of $7.7 billion and cash flows discounted to 31-Mar-2009 using mid-year convention. Includes additional 1 business updates since 22-Feb-2009 provided by management on 09-Mar-2009. Additional 2% tax benefit starting in 2011 due to California tax law change. $ in mm, except per share amounts.

P/E as implied by net income per Francis management projections

Discounted Cash Flow Analysis 24

Discounted Cash Flow Analysis of Francis

Financial Sensitivities 2018 Terminal Year

Enterprise Value Equity Value Per Share

Perpetuity Growth Rate Perpetuity Growth Rate

# ##### 2.0% 2.5% 3.0% 3.5% 4.0% $ 114.7 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $92,838 $95,916 $99,355 $103,203 $107,499 10.0% $93.20 $95.93 $98.97 $102.37 $106.17 Rate 9.5% 99,962 103,578 107,630 112,163 117,179 Rate 9.5% 99.51 102.70 106.29 110.30 114.73 Discount 9.0% 108,128 112,397 117,181 122,495 128,214 Discount 9.0% 106.73 110.50 114.74 119.44 124.50 8.5% 117,553 122,607 128,237 134,334 140,321 8.5% 115.07 119.54 124.52 129.91 135.21

8.0% 128,502 134,472 140,975 147,453 151,419 8.0% 124.75 130.03 135.78 141.51 145.02

% of Enterprise Value in Terminal Value Implied 2018 P/E1

Perpetuity Growth Rate Perpetuity Growth Rate $ 65.2 2.0% 2.5% 3.0% 3.5% 4.0% $ 16.3 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% 56.2% 58.3% 60.6% 63.1% 66.0% 10.0% 12.1 x 13.0 x 14.0 x 15.2 x 16.5 x Rate 9.5% 58.1 60.3 62.8 65.6 68.9 Rate 9.5% 12.9 13.9 15.1 16.4 18.0 Discount 9.0% 60.0 62.5 65.2 68.4 72.2 Discount 9.0% 13.8 14.9 16.3 17.8 19.7 8.5% 62.0 64.7 67.8 71.6 76.5 8.5% 14.8 16.2 17.7 19.6 21.9

8.0% 64.1 67.2 70.8 75.6 83.2 8.0% 16.0 17.6 19.4 21.7 24.5

Source: Financial projections per Francis management as of 16-Nov-2008

Note: Includes capitalized ESO expense and NPV of incremental 2015 Opt-in. Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management. Assumes net cash of $7.7 billion and cash flows discounted to 31-Mar-2009 using mid-year convention. Includes additional 1 business updates since 22-Feb-2009 provided by management on 09-Mar-2009. Additional 2% tax benefit starting in 2011 due to California tax law change. $ in mm, except per share amounts.

P/E as implied by net income per Francis management projections

Discounted Cash Flow Analysis 25

Discounted Cash Flow Analysis of Francis

Operating Sensitivities 2024 Terminal Year

Equity Value Per Share

2009E to 2024E Incremental Revenue CAGR Implied 2024E EBIT Margin $ 121.9 (3.0)% (2.0)% (1.0)% 0.0% 1.0% $ 121.9 41.6% 44.6% 47.6% 50.6% 53.6%

10.0% $80.01 $86.99 $95.04 $104.35 $115.14 10.0% $91.49 $95.78 $100.07 $104.35 $108.64 Rate 9.5% 85.49 93.17 102.11 112.47 124.46 Rate 9.5% 98.18 102.94 107.70 112.47 117.23 Discount 9.0% 91.70 100.29 110.29 121.87 135.28 Discount 9.0% 105.90 111.22 116.54 121.87 127.19 8.5% 98.80 108.48 119.75 132.81 147.93 8.5% 114.81 120.81 126.81 132.81 138.81

8.0% 106.84 117.84 130.66 145.51 162.71 8.0% 125.05 131.87 138.69 145.51 152.33

2009E to 2024E Incremental Revenue CAGR (3.0)% (2.0)% (1.0)% 0.0% 1.0 % Margin 41.6% $80.76 $87.96 $96.27 $105.90 $117.04 EBIT 44.6% 84.43 92.07 100.94 111.22 123.12 2024E 47.6% 88.07 96.18 105.61 116.54 129.20 Implied 50.6% 91.70 100.29 110.29 121.87 135.28 53.6% 95.32 104.39 114.96 127.19 141.37

Source: Financial projections per Francis management as of 16-Nov-2008

Note: Assumes 3.0% perpetuity growth rate and 9.0% discount rate, unless otherwise noted. Includes capitalized ESO expense and NPV of incremental 2015 Opt-in. Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management. Assumes net cash of $7.7 billion and cash flows discounted to 31-Mar-2009 using mid-year convention. Includes additional business updates since 22-Feb-2009 provided by management on 09-Mar-2009 including additional 2% tax benefit starting in 2011 due to California tax law change. Assumes trending toward the percentage of terminal year EBIT margin in a linear incremental fashion over the forecasted period. Revenue growth implied by incremental CAGR applied in a linear incremental fashion over the forecasted period.

Discounted Cash Flow Analysis 26

Discounted Cash Flow Analysis of Francis

Operating Sensitivities 2018 Terminal Year

Equity Value Per Share

2009E to 2024E Incremental Revenue CAGR Implied 2024E EBIT Margin $ 114.7 (3.0)% (2.0)% (1.0)% 0.0% 1.0% $ 114.7 41.6% 44.6% 47.6% 50.6% 53.6%

10.0% $82.75 $87.39 $92.76 $98.97 $106.16 10.0% $90.73 $93.48 $96.22 $98.97 $101.71 Rate 9.5% 88.52 93.58 99.47 106.29 114.19 Rate 9.5% 97.26 100.27 103.28 106.29 109.30 Discount 9.0% 95.11 100.70 107.20 114.74 123.46 Discount 9.0% 104.78 108.10 111.42 114.74 118.06 8.5% 102.67 108.89 116.13 124.52 134.23 8.5% 113.45 117.14 120.83 124.52 128.20

8.0% 111.27 118.24 126.37 135.78 146.69 8.0% 123.39 127.52 131.65 135.78 139.91

2009E to 2024E Incremental Revenue CAGR (3.0)% (2.0)% (1.0)% 0.0% 1.0 % Margin 41.6% $87.23 $92.22 $98.04 $104.78 $112.58 EBIT 44.6% 89.86 95.05 101.10 108.10 116.21 2024E 47.6% 92.48 97.87 104.15 111.42 119.84 Implied 50.6% 95.11 100.70 107.20 114.74 123.46 53.6% 97.74 103.52 110.25 118.06 127.09

Source: Financial projections per Francis management as of 16-Nov-2008

Note: Assumes 3.0% perpetuity growth rate and 9.0% discount rate, unless otherwise noted. Includes capitalized ESO expense and NPV of incremental 2015 Opt-in. Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management. Assumes net cash of $7.7 billion and cash flows discounted to 31-Mar-2009 using mid-year convention. Includes additional business updates since 22-Feb-2009 provided by management on 09-Mar-2009 including additional 2% tax benefit starting in 2011 due to California tax law change. Assumes trending toward the percentage of terminal year EBIT margin in a linear incremental fashion over the forecasted period. EBIT margins in terminal year of 2018 are 47.0%, 48.8%, 50.7%, 52.6% and 54.5% for implied changes to 2024 EBIT margin of -9.0%, -6.0%, -3.0%, 0.0%, and 3.0%, respectively. Revenue growth implied by incremental CAGR applied in a linear incremental fashion over the forecasted period.

Discounted Cash Flow Analysis 27

Avastin C-08 Assumptions

Base Case, C-08 Upside Case and C-08 Downside Case ($ in millions)

Base Case:

— 61% for PTS for adjuvant colon cancer trial (C-08) in Q2 2009

— Most important additional Avastin indications of adjuvant breast (50% PTS) and adjuvant lung cancer (55% PTS)

— Implies overall adjusted Avastin revenues trend to ~65% of unadjusted Avastin revenues in 2015+ timeframe

— 3.0% annual price increase beginning in 2016, contingent upon breast trial outcome

C-08 Upside Case:

— Positive C-08 results by Q2 2009 resulting in ~18% higher revenue than base case for Avastin overall in 2017E

— Increased PTS assumptions for adjuvant breast and adjuvant lung indications in development to 70%

C-08 Downside Case:

— Negative C-08 results by Q2 2009 resulting in ~33% lower revenue than base case for Avastin overall in 2017E

— Removes adjuvant CRC revenue from base case

— Decreased PTS assumptions for adjuvant breast and adjuvant lung indications in development to 10%

Avastin PTS Adjusted Total Revenue: 2009E – 2024E

Cumulative Total % Above / (Below) Base Base Case Upside Case Downside Case Revenue Case $15,000 Base Case $95,813—Upside Case $110,444 15.3% $12,000 Downside Case $67,911 (29.1)%

$9,000 $6,000 $3,000

$0

2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E

Source: Francis management projections

Discounted Cash Flow Analysis 28

Avastin Case Discounted Cash Flow Analysis

Base Case, C-08 Upside Case and C-08 Downside Case Equity Value Per Share

2024 Terminal Year

C-08 Downside Case Base Case C-08 Upside Case

Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate $ 110.4 2.0% 2.5% 3.0% 3.5% 4.0% $ 121.9 2.0% 2.5% 3.0% 3.5% 4.0% $ 127.7 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $90.53 $92.33 $94.31 $96.49 $98.87 10.0% $100.25 $102.19 $104.35 $106.74 $109.34 10.0% $105.27 $107.29 $109.52 $112.00 $114.71 Rate 9.5% 97.20 99.38 101.78 104.41 107.23 Rate 9.5% 107.48 109.84 112.47 115.35 118.46 Rate 9.5% 112.78 115.23 117.95 120.95 124.19 Discount 9.0% 104.88 107.53 110.45 113.59 116.78 Discount 9.0% 115.80 118.68 121.87 125.33 128.91 Discount 9.0% 121.41 124.40 127.70 131.31 135.06 8.5% 113.80 117.02 120.53 124.16 127.30 8.5% 125.45 128.96 132.81 136.84 140.48 8.5% 131.41 135.05 139.05 143.27 147.13

8.0% 124.22 128.13 132.23 135.95 136.94 8.0% 136.70 140.97 145.51 149.76 151.41 8.0% 143.06 147.49 152.23 156.71 158.67

2018 Terminal Year

C-08 Downside Case Base Case C-08 Upside Case

Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate $ 95.5 2.0% 2.5% 3.0% 3.5% 4.0% $ 114.7 2.0% 2.5% 3.0% 3.5% 4.0% $ 124.8 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $78.39 $80.51 $82.84 $85.41 $88.22 10.0% $93.20 $95.93 $98.97 $102.37 $106.17 10.0% $100.97 $104.02 $107.45 $111.30 $115.61 Rate 9.5% 83.61 86.06 88.75 91.72 94.93 Rate 9.5% 99.51 102.70 106.29 110.30 114.73 Rate 9.5% 107.88 111.47 115.52 120.06 125.13 Discount 9.0% 89.51 92.36 95.51 98.93 102.45 Discount 9.0% 106.73 110.50 114.74 119.44 124.50 Discount 9.0% 115.80 120.05 124.84 130.20 136.04 8.5% 96.29 99.63 103.28 107.08 110.43 8.5% 115.07 119.54 124.52 129.91 135.21 8.5% 124.94 129.99 135.66 141.87 148.17

8.0% 104.14 108.04 112.14 115.84 116.82 8.0% 124.75 130.03 135.78 141.51 145.02 8.0% 135.58 141.57 148.17 154.94 159.75

Source: Financial projections and scenarios per Francis management as of 16-Nov-2008

Note: Includes capitalized ESO expense and “marked to market” 2015 opt-in value. Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management. Assumes net cash of $7.7 billion and cash flows discounted to 31-Mar-2009

Discounted Cash Flow Analysis 29

Recent Changes That Impact Financial Outlook

Update Provided by Francis Management on 09-Mar-2009

The following developments impact certain assumptions underlying the projections originally presented on 16-Nov-2008

— Change in California tax law resulting in lower effective tax rate for Francis beginning in 2011

Illustrative impact shown separately on next page

— Positive outcome of IMAGE trial supports higher sales for Rituxan and 2H7 based on revised assumptions for dose, pricing and market penetration

Estimated impact is increase of approximately $80mm to $150mm in annual FCF from 2011 to 2014 and approximately $200mm to $250mm per year thereafter through 2024

— Favorable developments involving patent application for Rituxan support a revised assumption for timing of the loss of patent protection to Sep-2016 from Apr-2015

Estimated impact is increase of approximately $250mm to $350mm in annual FCF from 2015 to 2017 with $50mm declining steadily each year thereafter

— Favorable Cabilly re-exam outcome led to an increase in estimated probability of receiving future royalties from licensees

Estimated impact is increase of approximately $50mm to $100mm in annual FCF from 2010 to 2018

— Adjustment for lower cash flows from contract revenue

Estimated impact is a decrease of approximately $25mm to $175mm in annual FCF from 2011 to 2024 with larger decreases thereafter

— Unforeseen delays of planned INDs in 2009 and 2010 for NMEs arising from Francis’ antibody drug conjugate platform

Estimated impact is a net increase in aggregate FCF of approximately $100mm from 2009 to 2017 followed by decreases of approximately $100mm to $275mm in annual FCF from 2018 to 2024. Annual decreases in FCF get smaller after 2024 and ultimately reverse as delayed NMEs reach peak sales

— Additional Raptiva PML cases led to lower sales assumptions for existing indications and termination of future development of Raptiva in transplant indications

Estimated impact on FCF is nominal in aggregate through 2015 (small after tax margin on lower sales offset by avoided development costs) followed by decreases of approximately $25mm to $125mm in annual FCF from 2016 to 2024. Annual decreases in FCF get smaller after 2024

Cumulative impact of all changes except California tax law re-exam on FCF (using midpoint of management’s ranges) and the illustrative present value at discount rates of 8% to 10%

Terminal Cumulative Development ($ mm) 2009E 2010E 2011E 2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 2024E Value FCF (‘09 -’24) Increases

IMAGE—- $115 $115 $115 $115 $225 $225 $225 $225 $225 $225 $225 $225 $225 $225—$2,710 Rituxan Patent———— 300 300 300 250 200 150 100 50—— 1,650 Cabilly Re-Exam—75 75 75 75 75 75 75 75 75—————675

Decreases

Contract Revenue—- (100) (100) (100) (100) (100) (100) (100) (100) (100) (100) (100) (100) (100) (100) (1,667) (1,400) Delays of Planned INDs 11 11 11 11 11 11 11 11 11 (188) (188) (188) (188) (188) (188) (188)—(1,213) Raptiva in Transplant—————(75) (75) (75) (75) (75) (75) (75) (75) (75)—(0,675) Total $11 $86 $101 $101 $101 $101 $511 $436 $436 $188 $63 $13 ($38) ($88) ($138) ($138) ($1,667) $1,748

Discount Rate

1 8.0% 8.5% 9.0% 9.5% 10.0%

Present Value ($ bn) 1 $0.6 $0.6 $0.7 $0.7 $0.7

Note: Discounted to 31-Mar-2009 using mid-year convention; terminal value for the impact of the downward revision of FCF from contract revenue uses a 3% perpetuity growth rate.

Discounted Cash Flow Analysis 30

Discounted Cash Flow Analysis 31

Draft – Highly Confidential

Illustrative Impact of Recent California Tax Law Changes

($ Per Share)

Recent favorable change to California tax law changes will lower Francis’ effective tax rate by approximately 2% starting in

2011 (per management estimates)

— The upside resulting from the change in California tax law was not forecasted in management projections provided on

16-Nov-2008

Analysis below demonstrates incremental impact of 2.0% lower effective tax rate for each year starting in 2011

2024 Terminal Year 2018 Terminal Year

# ##### 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $2.39 $2.46 $2.55 $2.65 $2.76

9.5% 2.59 2.68 2.79 2.91 3.05

9.0% 2.82 2.93 3.06 3.22 3.40

8.5% 3.09 3.23 3.39 3.59 3.83

8.0% 3.41 3.58 3.79 4.05 4.37

Discount Rate

Perpetuity Growth Rate

# ##### 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $2.17 $2.27 $2.37 $2.50 $2.65

9.5% 2.34 2.45 2.58 2.74 2.92

9.0% 2.54 2.67 2.83 3.02 3.24

8.5% 2.77 2.93 3.12 3.35 3.64

8.0% 3.03 3.23 3.47 3.77 4.14

Discount Rate

Perpetuity Growth Rate

Note: Assumes 1,054mm basic shares outstanding as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management.

Discounted Cash Flow Analysis 32

Draft – Highly Confidential

2015 Opt-In Assumptions

Key Assumptions

Management forecast assumes current James / Francis royalty arrangement remains in place post 2015 with ~15% royalty rate

Incremental value assumes a market royalty rate of 20% to 30% less the existing 15% royalty rate assumed in the management forecast

$500M peak for lead indication and $250M peak sales for each line extension

— Ex-U.S. sales equal to 100% of U.S. sales

35% marginal tax rate applied to post-2015 royalty revenues

NMEs per year from 2015-2025 consistent with the management base case

NMEs post 2025 held constant at 13 NMEs per year

— Sensitivity analysis varies the 13 management base case NMEs per year +/- 2 NMEs per year

Revenues projected to 2060 (beginning in 2022) and discounted to 31-Mar-2009 using mid-year convention

— Discount rate of 8.0 to 10.0%

Incremental Value Per Share Incremental Value Per Share

20% 23% 25% 28% 30%

10.0% $2.73 $4.09 $5.46 $6.82 $8.19

9.5% 3.22 4.84 6.45 8.06 9.67

9.0% 3.84 5.75 7.67 9.59 11.51

8.5% 4.60 6.90 9.20 11.50 13.80

8.0% 5.57 8.35 11.14 13.92 16.71

Royalty Rate

Discount Rate

(2.0) (1.0) 0.0 1.0 2.0

10.0% $3.26 $4.35 $5.46 $7.39 $9.32

9.5% 3.85 5.14 6.45 8.64 10.83

9.0% 4.59 6.12 7.67 10.17 12.68

8.5% 5.52 7.35 9.20 12.08 14.95

8.0% 6.69 8.90 11.14 14.47 17.81

Incremental Slots

Discount Rate

Source: Company management

Note: Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management.

Discounted Cash Flow Analysis 33

Draft – Highly Confidential

Employee Stock Option Expense Assumptions

($ in millions, except per share data)

Key Assumptions

Employee stock expense per management estimates

Assumes Black Scholes based estimate of 2009 after-tax employee stock option expense of $328 million

6% annual growth rate of ESO issuance consists of an assumed 3% annual inflation plus 3% annual employee growth

— Sensitivity analysis varies 6% ESO growth rate by +/- 1.0% to reflect potential changes in inflation and employee growth

Net present value projected per Francis management

— Discount rate of 8.0 to 10.0%

Total Value Total Value Per Share

####### 5.0% 5.5% 6.0% 6.5% 7.0%

10.0% ($6,840) ($7,565) ($8,473) ($9,639) ($11,194)

9.5% (7,588) (8,498) (9,668) (11,228) (13,412)

9.0% (8,524) (9,698) (11,262) (13,453) (16,739)

8.5% (9,728) (11,297) (13,494) (16,790) (22,283)

8.0% (11,332) (13,536) (16,842) (22,352) (33,372)

ESO Growth Rate

Discount Rate

$(10.3) 5.0% 5.5% 6.0% 6.5% 7.0%

10.0% ($6.32) ($6.98) ($7.82) ($8.88) ($10.31)

9.5% (6.99) (7.82) (8.89) (10.32) (12.31)

9.0% (7.83) (8.90) (10.33) (12.32) (15.32)

8.5% (8.91) (10.34) (12.33) (15.33) (20.33)

8.0% (10.35) (12.35) (15.35) (20.35) (30.38)

ESO Growth Rate

Discount Rate

Source: Company management

Note: Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management.

Present Value of Future Stock Price Analysis 34

Draft – Highly Confidential

B. Present Value of Future Stock Price Analysis

Present Value of Future Stock Price Analysis 35

Draft – Highly Confidential

Present Value of Future Stock Price Analysis

Management Case, Adjusted for Share Repurchases at One Year Forward at 18.0x P/E1

($ Per Share)

Future Stock Price (Undiscounted) Present Value at 9.0% Cost of Equity

$78.66

$62.79

$54.26

$101.13

$80.73

$69.76

$123.61

$85.26

$98.67

$40

$60

$80

$100

$120

$140

2009E 2010E 2011E

14.0x 18.0x 22.0x

$66.21

$54.26

$57.61

$85.12

$69.76

$74.07

$104.04

$90.52

$85.26

$40

$60

$80

$100

$120

$140

2009E 2010E 2011E

14.0x 18.0x 22.0x

EPS (Mgmt Forecast)¹ $ 3.88 $ 4.49 $ 5.62 18.0%

IBES $ 3.80 $ 4.35 $4.99 13.4%

2009E 2010E 2011E 2008—2011E CAGR²

Source: Francis management projections and IBES

Note: Management EPS forecast has not been updated for new developments as reported by Francis management on 07-Mar-2009.

1 Assumes cash of $3.6bn, $7.2bn and $5.5bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 18.0x one year forward EPS per Management Case ($80.73, $101.13 and $122.49 for 2009E-2011E, respectively).

2 2008 actual non-GAAP EPS of $3.42 per company public filing. IBES estimates as of 20-Feb-2009 (prior to Investor Day presentation) were $3.79, $4.35 and $4.86 for 2009E, 2010E and 2011E,

respectively.

Present Value of Future Stock Price Analysis 36

Draft – Highly Confidential

Present Value of Future Stock Price Analysis

C-08 Upside Case, Adjusted for Share Repurchases at One Year Forward at 18.0x P/E1

($ Per Share)

Future Stock Price (Undiscounted) Present Value at 9.0% Cost of Equity

$82.26

$64.20

$54.27

$105.76

$82.55

$69.78

$129.26

$85.29

$100.89

$40

$60

$80

$100

$120

$140

2009E 2010E 2011E

14.0x 18.0x 22.0x

$69.23

$54.27

$58.90

$89.01

$69.78

$75.73

$108.79

$92.56

$85.29

$40

$60

$80

$100

$120

$140

2009E 2010E 2011E

14.0x 18.0x 22.0x

EPS (Mgmt Forecast)¹ $ 3.88 $ 4.59 $ 5.88 19.8%

IBES $ 3.80 $ 4.35 $4.99 13.4%

2009E 2010E 2011E 2008—2011E CAGR²

Source: Francis management projections and IBES

Note: Management EPS forecast has not been updated for new developments as reported by Francis management on 07-Mar-2009.

1 Assumes cash of $3.6bn, $7.2bn and $5.5bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 18.0x one year forward EPS per Management Case ($82.55, $105.76 and $129.32 for 2009E-2011E, respectively).

2 2008 actual non-GAAP EPS of $3.42 per company public filing. IBES estimates as of 20-Feb-2009 (prior to Investor Day presentation) were $3.79, $4.35 and $4.86 for 2009E, 2010E and 2011E,

respectively.

Present Value of Future Stock Price Analysis 37

Draft – Highly Confidential

Present Value of Future Stock Price Analysis

C-08 Downside Case, Adjusted for Share Repurchases at One Year Forward at 18.0x P/E1

($ Per Share)

Future Stock Price (Undiscounted) Present Value at 9.0% Cost of Equity

$72.84

$60.52

$54.24

$93.65

$77.81

$69.73

$114.46

$85.23

$95.10

$40

$60

$80

$100

$120

$140

2009E 2010E 2011E

14.0x 18.0x 22.0x

$61.31

$54.24 $55.52

$78.82

$69.73

$71.39

$96.34

$85.23 $87.25

$40

$60

$80

$100

$120

$140

2009E 2010E 2011E

14.0x 18.0x 22.0x

EPS (Mgmt Forecast)¹ $ 3.87 $ 4.32 $ 5.20 15.0%

IBES $ 3.80 $ 4.35 $4.99 13.4%

2009E 2010E 2011E 2008—2011E CAGR²

Source: Francis management projections and IBES

Note: Management EPS forecast has not been updated for new developments as reported by Francis management on 07-Mar-2009.

1 Assumes cash of $3.6bn, $7.2bn and $5.5bn for 2009E-2011E, respectively, used to repurchase shares based on management projections. Price of share repurchase assumed to be 18.0x one year forward EPS per Management Case ($77.81, $93.65 and $109.72 for 2009E-2011E, respectively).

2 2008 actual non-GAAP EPS of $3.42 per company public filing. IBES estimates as of 20-Feb-2009 (prior to Investor Day presentation) were $3.79, $4.35 and $4.86 for 2009E, 2010E and 2011E,

respectively.

Precedent Transactions 38

Draft – Highly Confidential

C. Precedent Transactions

Draft – Highly Confidential

Goldman Sachs

Comparison of Selected Transactions

($ in millions)

Date Announced	Acquiror	Target		Equity Consideration (mm) (1)(2)	Enterprise Valuation (mm) (1)(2)	Enterprise Value / LTM Sales	Premium to One Day Prior (%) (3)	Premium to Four Weeks Prior (%)
Pharma / BioPharma								
06-Oct-2008	Eli Lilly & Co	ImClone Systems Inc		$6,645	$6,223	9.6 x	50.7 %	76.1 %
10-Apr-2008	Takeda	Millennium		8,765	7,909	15.0	52.9 %	78.1 %
29-Nov-2007	Eisai Corporation	MGI Pharma		3,924	3,760	10.2	38.7 %	25.8 %
18-Nov-2007	Celgene Corp	Pharmion Corp		2,839	2,590	9.7	46.1 %	53.5 %
23-Apr-2007	AstraZeneca PLC	MedImmune Inc		15,410	14,386	10.6	20.8 %	70.0 %
20-Feb-2007	Shire PLC	New River Pharmaceuticals Inc		2,646	2,499	NM	9.7 %	15.4 %
30-Oct-2006	Merck & Co Inc	Sirna Therapeutics Inc		1,121	1,038	NM	100.2 %	135.5%
17-Oct-2006	Eli Lilly & Co	ICOS Corp		2,441	2,334	30.4	18.0 %	25.4%
02-Oct-2006	Gilead Sciences Inc	Myogen Inc		2,408	2,231	NM	49.7 %	50.0%
21-Sep-2006	Merck KGaA	Serono International SA		8,296	12,863	4.5	20.2 %	30.5%
15-May-2006	AstraZeneca PLC	Cambridge Antibody Tech Grp		1,116	1,077	8.5	66.9 %	71.4%
14-Dec-2005	Amgen Inc	Abgenix Inc		2,779	2,496	NM	53.6 %	67.7%
07-Sep-2005	GlaxoSmithKline PLC	ID Biomedical Corp		1,416	1,394	21.9	13.0 %	43.9%
01-Sep-2005	Novartis AG	Chiron Corp		5,734	8,850	5.1	23.5 %	23.3%
16-Jun-2005	Pfizer Inc	Vicuron Pharmaceuticals Inc		1,924	1,799	NM	84.2 %	67.3%
21-Apr-2005	Shire Pharmaceuticals Grp PLC	Transkaryotic Therapies Inc		1,571	1,448	17.4	21.6 %	58.5%
18-May-2004	UCB SA	Celltech Group PLC		2,718	2,450	3.9	27.6 %	22.0%
29-Mar-2004	Amgen Inc	Tularik Inc		1,424	1,851	37.0	47.1 %	33.0%
26-Feb-2004	Genzyme Corp	ILEX Oncology Inc		1,048	947	27.2	25.0 %	10.5%
			High	$ 15,410	$ 14,386	37.0 x	100.2%	135.5%
			Mean	3,907	4,113	15.1	40.5%	50.4%
			Median	2,646	2,450	10.4	38.7%	50.0%
			Low	1,048	947	3.9	9.7%	10.5%
Pharma / Pharma								
25-Jan-2009	Pfizer	Wyeth		67,810	64,163	2.8 x	29.3%	38.9%
23-Mar-2006	Bayer	Schering AG		21,004	20,589	2.9	44.0%	58.9%
26-Jan-2004	Sanofi	Aventis		65,598	67,653	3.2	22.7%	28.0%
15-Jul-2002	Pfizer	Pharmacia		58,963	65,396	4.7	47.2%	25.3%
			High	$ 67,810	$ 67,653	4.7 x	47.2%	58.9%
			Mean	53,344	54,450	3.4	35.8%	37.8%
			Median	62,281	64,779	3.1	36.7%	33.5%
			Low	21,004	20,589	2.8	22.7%	25.3%

(1) Local currency values converted to USD based on foreign exchange rates on the respective transaction announcement date.
(2) Sources: LTM numbers are based on latest publicly available financial statements.
(3) Represents premium to one day prior to announcement or premium to undistrubed share price.

Precedent Transactions 39

Draft – Highly Confidential

Goldman Sachs

Comparison of Selected Minority Buyout Transactions

($ in millions)

Date Effective	Target Name	Acquiror Name	% Owned Prior to Transaction	Date Announced	Transaction Value of Minority Shares ($mm)	Initial Premium Over Market Price	Final Premium Over Market Price	% Increase in Offer
Greater Than 50% Owned Prior to Transaction								
02-Jan-2009	Nationwide Finl Svcs Inc	Nationwide Mutual Insurance Co	66.5%	05-Mar-2008	$2,863	15.9%	28.3%	10.7%
04-Nov-2008	UnionBanCal corp	Bank of Tokyo-Mitsubishi UFJ	64.9	26-Apr-2008	3,808	9.4	38.6	26.7
Withdrawn	Hearst-Argyle Television	Hearst Corporation	73.3	24-Aug-2007	600	14.9	14.9	0.0
15-Apr-2008	Alfa Corp	Alfa Mutual Group	54.7	17-Jul-2007	833	15.8	44.7	25.0
20-Dec-2007	Tribune Co	Sam Zell	52.5	02-Apr-2007	3,883	5.9	5.9	0.0
29-Sep-2007	Great American Finl Res	American Financial Group	81.0	22-Feb-2007	246	8.6	13.2	4.3
20-Apr-2007	TD Banknorth Inc.	Toronto-Dominion Bank	57.0	19-Nov-2006	3,175	6.5	6.5	0.0
26-Jul-2006	William Lyon Homes	General William Lyon	74.5	17-Mar-2006	246	22.9	44.0	17.2
16-May-2006	Lafarge North America	Lafarge SA	53.2	06-Feb-2006	2,858	16.7	33.1	14.0
09-Nov-2005	7-Eleven Inc	IYG Holding Co	72.7	01-Sep-2005	1,182	14.7	32.3	15.4
15-Jun-2005	UGC Holdings	Liberty Media	53.6	17-Jan-2005	3,481	(0.6)	(0.3)	0.3
02-Dec-2004	Cox Communications	Cox Enterprises Inc	68.0	02-Aug-2004	8,532	16.0	26.0	8.6
23-Jun-2003	Hotels.com	USA Interactive	68.0	09-Apr-2003	1,116	14.3	14.3	0.0
20-Mar-2002	Intimate Brands Inc	Limited Inc	83.7	04-Feb-2002	1,580	10.2	13.1	2.6
01-Oct-2001	Westfield America Inc	Westfield America Trust	77.5	15-Feb-2001	268	12.5	12.5	0.0
21-Feb-2001	Infinity Broadcasting	Viacom Inc	62.4	14-Aug-2000	16,986	12.2	12.2	0.0
02-Jan-2001	AXA Financial Inc	AXA Group	60.3	30-Aug-2000	14,096	2.4	4.6	2.1
15-Sep-2000	Vastar Resources Inc	BP Amoco PLC	81.9	16-Mar-2000	1,592	12.5	31.5	16.9
12-Sep-2000	CareInsite Inc	Healtheon/WebMD Inc	67.4	14-Feb-2000	1,763	5.3	5.3	0.0
26-Jun-2000	Hartford Life	Hartford Fin Svcs Group	81.5	27-Mar-2000	1,308	3.4	18.6	14.8
14-Jun-2000	IXnet Inc	Global Crossing	73.0	18-Feb-2000	854	17.9	17.9	0.0
20-Apr-2000	Travelers Property Casualty	Citigroup	85.0	22-Mar-2000	2,397	35.3	36.7	1.1
	High					**35.3%**	**44.7%**	**26.7%**
	Mean					**12.4**	**20.6**	**7.3**
	Median					**12.5**	**16.4**	**2.4**
	Low					**(0.6)**	**(0.3)**	**0.0**
Less Than 50% Owned Prior to Transaction								
Withdrawn	Cablevision Systems Corp	Management	22.5%	06-Oct-2006	22,569	13.7%	52.7%	34.3%
20-Apr-2006	Chiron Corp	Novartis AG	42.0	01-Sep-2005	6,339	9.8	31.7	20.0
08-Aug-2003	Expedia	USA Interactive	46.5	31-May-2002	6,745	1.6	35.8	33.6
20-Dec-2001	BancWest Corp.	BNP Paribas	55.0	06-May-2001	2,402	40.1	40.1	0.0
15-Jun-2001	Sodexho Marriott Services	Sodexho Alliance SA	48.0	25-Jan-2001	2,168	8.5	28.6	18.5
	High					**40.1%**	**52.7%**	**34.3%**
	Mean					**14.7**	**37.8**	**21.3**
	Median					**9.8**	**35.8**	**20.0**
	Low					**1.6**	**28.6**	**0.0**

Precedent Transactions 40

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Goldman Sachs

Analysis at $95.00 Per Share

($ in millions, except per share data)

Price Per Share		**$95.00**
Total Equity Consideration - Diluted		$102,553
Net Debt		(7,684)
Enterprise Value		$94,869
Transaction Size		$46,770
Premium to Stock Price		
18-Jul-2008 Close Price	$81.82	16.1 %
4 Weeks Prior (20-Jun-2008)	74.76	27.1
30-Day Average (as of 18-Jul-2008)	75.96	25.1
18-Jul-2008 Closing Price Adjusted for Large Cap Biotech Performance[1]	60.71	56.5
Revenue		
2008A	$13,418	7.1 x
2009E	14,118	6.7
2010E	15,099	6.3
2011E	16,648	5.7

Source: Bloomberg as of 09-Mar-2009

Note: The initial offer price of $89.00 per share represents a 8.8% premium to the unaffected price of $81.82 per share and the increased offer price of $95.00 per share represents a 6.7% premium to the initial offer price of $89.00 per share.

[1] Large Cap Biotech Composite includes: Amgen, Biogen Idec, Celgene, Genzyme and Gilead. Since 18-Jul-2008, Large Cap Biotech Index is down 25.8% and implies an adjusted price of $60.71 when applied to Francis 18-Jul-2008 stock price of $81.82.

Precedent Transactions 41

Transaction Related Financial Analysis 42

Draft – Highly Confidential

Appendix A: Transaction Related Financial Analysis

Transaction Related Financial Analysis 43

Draft – Highly Confidential

Transaction-Related Source of Value

Synergies to James

— James publicly acknowledges $750 to $850 million in synergy opportunity

Precedent transactions show this estimate to be conservative when measured as a percentage of sales and operating expenses

Tax Benefits

— Inter-company loan: James acknowledges using inter-company tax strategies in recent acquisitions to reduce tax leakage

— Long-term tax strategies: Under James’ ownership, Francis can gradually lower the tax rate by moving existing

IP and housing new IP in foreign jurisdictions as well as expanding Francis’ current plan to offshore manufacturing activities

The Intangibles – Control versus Ownership

— “Be very careful — we control, but we don’t own. And there is, as Bill or Severin pointed out, there is no free exchange of information, of know-how, of intellectual property; all that is today not possible. We are running two parallel organizations. We are running programs that are parallel and perhaps should not be parallel. We are developing the same drugs on the one hand in the United States through an organization; on the other hand,

outside of the States through an organization. More and more large company overlaps are being created.”

-— Franz Humer, Investor Conference, 22-Jul-2008

Cash Flow Control

Transaction Related Financial Analysis 44

Draft – Highly Confidential

Illustrative Benefits Related to Inter-Company Loan

($ in billions, except per share data)

Potential Inter-Company Loan Benefit

James Swiss parent raises debt in non-U.S. jurisdictions

James parent loans proceeds to its U.S. subsidiary at an arm’s-length rate (e.g., 8%) to fund the buyout consideration (the “intercompany loan”)

The inter-company loan creates tax deductions in the U.S. which enhances after-tax cash flow from Francis’ operations

— Interest on inter-company loan is generally deductible for U.S. tax purposes provided aggregate interest expense does not exceed

50% of taxable EBITDA

— Interest payments should not be subject to U.S. withholding tax under U.S.-Swiss tax treaty

Need to determine whether and at what rate the interest income would be taxable in Switzerland

— Generally, Swiss companies would be subject to tax on interest income at 25% tax rate, although there may be structures to reduce tax liability in Switzerland

Illustrative tax shield assuming $30 billion in new debt:

— ($30bn debt * 8% interest rate * 39% marginal tax rate) = $936mm annual benefit

— If Swiss tax rate on interest income is 25%, net tax savings of $336mm; net benefit even greater if interest income is subject to even lower tax rate in Switzerland or the Netherlands

NPV Benefit of Inter-Company Loan at Various Swiss Tax Rates

Per Total Share Per Minority Share

$ 9.5 $10.0 $20.0 $30.0 $40.0 $50.0

25% $1.14 $2.28 $3.42 $4.56 $5.70

20% 1.55 3.10 4.65 6.19 7.74

15% 1.96 3.91 5.87 7.82 9.78

10% 2.36 4.73 7.09 9.45 11.82

5% 2.77 5.54 8.31 11.08 13.85

0% 3.18 6.36 9.53 12.71 15.89

Inter-Company Loan Amount ($bn)

Swiss Tax Rate

$ 20.7 $10.0 $20.0 $30.0 $40.0 $50.0

25% $2.47 $4.94 $7.41 $9.89 $12.36

20% 3.35 6.71 10.06 13.42 16.77

15% 4.24 8.47 12.71 16.95 21.18

10% 5.12 10.24 15.36 20.48 25.60

5% 6.00 12.00 18.01 24.01 30.01

0% 6.88 13.77 20.65 27.54 34.42

Inter-Company Loan Amount ($bn)

Swiss Tax Rate

Note: Assumes 1,091mm diluted shares outstanding. Assumes James owns 587mm shares and the remainder held by minority shareholders. Assumes 9.0% cost of capital. Assumes James will not pay down transaction debt and U.S. marginal tax rate of 39%. This analysis represents a stand-alone case that captures solely the potential inter-company loan benefit and assumes that no other tax benefits are achieved.

Transaction Related Financial Analysis 45

Draft – Highly Confidential

Illustrative Benefits Related to Long-Term Tax Strategies

Over time James may be able to offshore Francis IP to achieve a lower overall tax rate

— Immediate movement of IP offshore would generate a large one-time tax bill

In addition, due to global operations, James may be able to accelerate and/or maintain offshore manufacturing tax benefits for a longer period

The long term benefit of a tax rate that approximates James’ current tax rate could contribute significant long-term value

The table below shows the net value that could be created by trending to a 24% terminal year tax rate vs. a 27% tax rate

Present Value of Long-term Tax Strategies

Per Total Share Per Minority Share

# ##### 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $0.15 $0.27 $0.41 $0.56 $0.75

9.5% 0.37 0.51 0.68 0.88 1.11

9.0% 0.63 0.81 1.02 1.27 1.57

8.5% 0.95 1.18 1.44 1.76 2.15

8.0% 1.35 1.63 1.97 2.39 2.91

Discount Rate

Perpetuity Growth Rate

# ##### 2.0% 2.5% 3.0% 3.5% 4.0%

10.0% $0.33 $0.61 $0.92 $1.28 $1.69

9.5% 0.83 1.16 1.54 1.99 2.52

9.0% 1.43 1.84 2.31 2.88 3.55

8.5% 2.16 2.66 3.27 3.99 4.87

8.0% 3.04 3.69 4.46 5.40 6.58

Discount Rate

Perpetuity Growth Rate

Note: Assumes 1,054mm basic shares outstanding, as of 06-Mar-2009. Fully diluted shares outstanding calculated using treasury stock method based on options schedule provided by Francis management. Assumes 44.2% minority holdings. Assumes James will not pay down transaction debt. Potential tax withholding related to interest income to parent entity is not included in analysis.

Transaction Related Financial Analysis 46

Draft – Highly Confidential

Synergy Levels in Precedent Pharmaceutical Transactions

($ in millions)

Total Cost Savings as a %

of Prior Year Combined

Announced Transactions

Total Announced

Cost Savings ($mm) Pharma Sales R&D + SG&A

James / Francis $750—$850 2.5%—2.8% 4.4%—5.0%

Pfizer / Wyeth 4,000 6.3 12.2

UCB / Schwarz 382 10.8 17.5

AstraZeneca / MedImmune 500 1.8 3.3

Roche / Syntex 825 10.6 21.4

Glaxo / Wellcome 1,165 9.4 19.9

Ciba-Geigy / Sandoz 1,500 7.8 17.7

Pfizer / Warner-Lambert ¹ 1,700 8.1 14.5

Astra / Zeneca 1,900 8.5 14.1

Pharmacia / Upjohn 500 6.7 13.5

Glaxo / SmithKline 1,700 8.1 13.0

AHP / Monsanto ² 1,400 6.2 12.9

Sanofi-Synthelabo / Aventis 1,940 6.1 12.5

Pfizer / Pharmacia 2,500 6.8 11.0

Monsanto / Pharmacia & Upjohn 600 5.7 9.4

AHP / Warner-Lambert ² 1,200 6.9 9.1

High 10.8% 21.4%

Mean 7.3 13.5

Median 6.9 13.0

Low 1.8 3.3

Source: Publicly available information

1 Represents percentages based on Pharma businesses only. Adjusts for Warner-Lambert’s consumer and confectionary businesses and Pfizer’s animal health and consumer businesses.

2 Deal withdrawn.

Transaction Related Financial Analysis 47

Draft – Highly Confidential

Illustrative Benefits Related to Incremental Synergy Benefits

James has messaged $750—$850mm in synergies

— Precedent transactions indicate synergies could be substantially larger

EPS Impact to James

The incremental impact of $100mm of pre-tax synergies is an annual CHF 0.09 per share to James EPS (approximately

0.7% of James 2009E EPS)

Present Value of Synergies

Discounted by 8.0%—10.0%, assuming no growth rate

Present Value of Synergies

Per Total Share Per Minority Share

4.887986 $750 $850 $1,500 $2,250

10.0% $4.40 $4.99 $8.80 $13.20

9.0% 4.89 5.54 9.78 14.66

8.0% 5.50 6.23 11.00 16.50

Cost of Capital

Annual Savings

10.58774 $750 $850 $1,500 $2,250

10.0% $9.53 $10.80 $19.06 $28.59

9.0% 10.59 12.00 21.18 31.76

8.0% 11.91 13.50 23.82 35.73

Cost of Capital

Annual Savings

Note: Assumes 1,091mm diluted shares outstanding. Assumes James owns 587mm shares and the remainder held by minority shareholders. Synergies taxed at Francis tax rate of approximately 36.0%.

EPS benefit to James based on 1.16 CHF : USD exchange rate and 862.6 million James shares outstanding. Percentage change to James EPS based on 2009E Wall Street EPS of CHF 11.57.

Supplementary Materials 48

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Appendix B: Supplementary Materials

Supplementary Materials 49

Draft – Highly Confidential

Weighted Average Cost of Capital Analysis

As of 09-Mar-2009

Selected Comparables

Predicted Adjusted

Company Market Equity Equity Beta (1) Asset Beta

Francis $98,466 0.65 0.65

Amgen 47,955 0.68 0.67

Biogen Idec 13,148 0.77 0.77

Celgene 18,911 0.92 0.92

Genzyme 14,428 0.71 0.71

Gilead 40,091 0.94 0.94

Mean 0.80 0.80

Median 0.77 0.77

WACC Sensitivity Table

Equity Beta

3.79% 0.73 0.78 0.83 0.88 0.93

4.1% 6.7% 7.0% 7.2% 7.4% 7.6%

5.1% 7.5% 7.7% 8.0% 8.2% 8.5%

6.1% 8.2% 8.5% 8.8% 9.1% 9.4%

7.1% 8.9% 9.3% 9.6% 10.0% 10.3%

Equity Risk

Premium

Source: Company filings, Ibbotson and Bloomberg

Note: Market Equity represents diluted market capitalization.

1 Bloomberg 5-year weekly predicted betas.

Draft – Highly Confidential

Goldman Sachs

James' Issuance of $36 Billion of Senior Unsecured Notes

Largest Single Currency Corporate Offerings in Both US Dollars and Euros

18-Feb-2009 – 04-Mar-2009

Transaction Details

Issuer	James
Current Ratings	Moody's: Aa1 (CreditWatch Negative) S&P: AA- (Stable Outlook) Fitch: AA (CreditWatch Negative)
Expected Ratings	Moody's: A1 or A2 S&P: AA-
Format	144A without registration rights
Aggregate Deal Size	■ $32.7 billion equivalent from 18-Feb-2009 to 26-Feb-2009 — $16.50 billion in 1yr, 2yr, 3yr, 5yr, 10yr, and 30yr notes — €11.25 billion in 1yr, 4yr, 7yr, and 12yr notes — £1.25 billion in 6yr notes — CHF4.0bn in 3yr and 8yr notes
Use of Proceeds	■ Partially finance the proposed hostile acquisition of the 44% of Francis James does not already own
Early Redemption	■ Make whole call provision included in US dollar offerings (not in Euro, Sterling or Swiss Franc offerings)
Coupon Step-up	■ Included given the unique uncertainty of the acquisition ■ Coupon step-ups if James' credit rating falls below A2/A+ ■ 25 basis points per notch, per agency, cap of 200 basis points ■ Provision lasts until July 2010 or 90 days after the completion of the Francis acquisition

M&A Timeline

Apr-76	Francis founded
Feb-90	Francis agrees to sell a controlling stake to James ("ROSW") for $2.1bn. Under the terms of the deal, ROSW would own about 60% of Francis voting stock.
Jun-99	James exercises call option to buy the remaining portion of Francis it did not own, then reissued up to 19 percent of the stock, preserving Francis' status as an independently traded company. James later makes another offer for Francis shares
Jul-08	James offers to acquire all outstanding shares in Francis for $43.7 billion in cash
Aug-08	Francis rejects James' offer to acquire the 44% of Francis it does not already own
Jan-09	James turns hostile, cutting its bid to $86.50 per share in cash, valuing the deal at $42.5 billion
18-Feb-09	James issues $16.5bn in investment grade bonds
23-Feb-09	Francis Special Committee Rejects James' $86.50 Offer as Inadequate
25-Feb-09	James issues $16.2bn equivalent in Euro and Sterling notes
04-Mar-09	James issues $3.4bn equivalent in Swiss Franc notes

Summary of Offerings

Pricing Date 18-Feb-2009

Active Bookrunners Bank of America, Citi, JPMorgan

Passive Bookrunners Barclays, BNP Paribas, Credit Suisse, Deutsche Bank, Mitsubishi

Note Description	US Dollar					
	1-yr	2-yr[1]	3-yr	5-yr	10-yr	30-yr
Deal Size	$3.0bn	$1.25bn	$2.5bn	$2.75bn	$4.5bn	$2.5bn
Maturity	2/25/10	2/25/11	3/1/12	3/1/14	3/1/19	3/1/39
Coupon	FRN	FRN	4.5%	5.0%	6.0%	7.0%
Reoffer Spread	L+100	L+200	T+335	T+335	T+345	T+365

Pricing Date 25-Feb-2009

Active Bookrunners Barclays, BNP Paribas, Deutsche Bank, Santander

Passive Bookrunners Bank of America, Citi, Credit Suisse, JPMorgan, Mitsubishi UFJ, UBS, Unicredit

Note Description	Euro				Sterling
	1-yr[1]	4-yr	7-yr	12-yr	6-yr
Deal Size	€1.5bn	€5.25bn	€2.75bn	€1.75bn	£1.25bn
Maturity	3/4/10	3/4/13	3/4/16	3/4/21	3/4/15
Coupon	FRN	4.625%	5.625%	6.500%	5.500%
Reoffer Spread	L+95	MS+225	MS+265	MS+310	G+270

Pricing Date 04-Mar-2009

Active Bookrunners Credit Suisse, UBS

Passive Bookrunner Unicredit HVB

Note Description	Swiss Franc	
	3-yr	8-yr
Deal Size	CHF2.5bn	CHF1.5bn
Maturity	3/23/12	3/23/17
Coupon	2.500%	4.500
Reoffer Spread	MS+140	MS+220

Supplementary Materials 50

Draft – Highly Confidential

Goldman Sachs

Research Price Targets and Key Themes

$93 Offer

Broker	Date	Price Target	Price and Financial Analysis Commentary
Barclays	09-Mar-2009	$97.00	■ "While the increased offer may suggest increased confidence in C-08 success, **downside risk is substantial. With multiple contraction on peers to 15x 2009 EPS, we estimate <$60 for Francis base business and would see a likelihood of success of >80% would have to be argued to reject the $93 offer.** We see no downside to buying Francis' shares below the offer price and would make a final decision on the strength of Francis' response."
Citi	06-Mar-2009	$92.00	■ "While we strongly discouraged Francis shareholders to tender their shares when the bid was $86.50 per share, our opinion is moving toward neutral with the new bid. After thoroughly studying Francis' R&D presentation, we do not think the new bid captures Francis' long-term value. At the same time, we are keenly aware of the downside risk for the stock if C-08 trial results are negative as the shares could trade to the low $70s." ■ "Our $92 target price is based on **21x our fully-taxed non-GAAP 2010 EPS estimate of $4.37.** We believe Francis deserves a premium to the current group average of **13x due to higher '09/'10 growth (18% vs. 15%),** numerous upcoming catalysts that could unlock growth opportunities that are rare in the large cap-biotech space and support from a potential James acquisition."
JP Morgan	06-Mar-2009	$105.00	■ "We expect over **50% of the publicly held shares to tender by the March 20th deadline, though we still expect some to retain a partial position on the upside potential from the adjuvant Avastin data expected in mid-April.** The new bid follows discussions with Francis holders over the past few weeks on what a more reasonable price would be, **though we still think this is several dollars below the price we think Francis holders were looking for – likely $95.** Overall, we think this is a much more reasonable offer, and it makes the risk-reward in holding out for the adjuvant data less compelling. That said, we recommend that Francis shareholders tender some (~75%) of their shares, but not all, given our bullish stance on C-08 and the potential of a higher price (>$93) determined by investment banks if >90% of shares tender."

Source: *Wall Street research*

Supplementary Materials 51

Supplementary Materials 52

Draft – Highly Confidential

Research Price Targets and Key Themes

$93 Offer

Broker Date Price Target Price and Financial Analysis Commentary

Morgan Stanley 09-Mar-2009 $97.00 “Again based on our discussions with large shareholders, there is an emerging view that this deal is inevitable (even though many may try to hold out for adjuvant Avastin data unless higher price), and given the higher value of

Francis in a friendly transaction with an intact management team, a negotiated transaction represents the best possible outcome.”

“Deal closes after positive Avastin data in adjuvant CRC ($115—$110):

“We believe adjuvant cancer represents a significant opportunity for Avastin,

with $1.5-$2bn in colorectal and >$4bn in other cancers (breast, lung). These sales would significantly increase Francis’ fair value. Assuming adjuvant success and adjusting Avastin sales accordingly we estimate Avastin in adjuvant adds >$20 in value.”

“Adjuvant succeeds, but James deal fails to close ($95-$100): We still expect meaningful upside in the event that Avastin succeeds in adjuvant cancers, but the James deal fails, as the sales opportunity is significant and can drive 11% top-line growth for the next 5 years.”

“Adjuvant fails, but James deal succeeds ($80-$86.5): Even in the event that adjuvant fails, we do not expect James will lower its price meaningfully below its current offer of $86.50. James has stated its intentions of completing this transaction regardless of the outcome of the upcoming adjuvant trial and has also emphasized that it sees less value than Francis in the adjuvant setting,

limiting downside from failure. Furthermore, shareholders have expressed disappointment with the current offer and will be unlikely to agree to a value that is meaningfully lower.”

“James deal and adjuvant fail ($65—$70): Though we expect the initial stock reaction in this scenario will be significant, we continue to see several opportunities for growth (label expansion opportunities for nearly all key oncology products, and pipeline potential). Even in this scenario, we project topline

CAGR of 7% and expect the stock will slowly work its way back up to the

$80s after an initial shock. We do not see this as a probable scenario given

James’ recent financing and need for Francis.”

Source: Wall Street research

Supplementary Materials 53

Draft – Highly Confidential

Research Price Targets and Key Themes

$93 Offer

Broker Date Price Target Price and Financial Analysis Commentary

Oppenheimer 06-Mar-2009 $105.00 “We believe the deal is much more likely to be completed at $93/shr,

although we do not believe this outcome is 100% certain. We expect

Francis’ independent board will deem the new offer too low. However,

with substantial recent weakness in the biotech sector, and the overall market,

we believe many shareholders may well accept this price.”

UBS 06-Mar-2009 $100.00 “With this increased tender offer, we believe that a reasonable number of investors will likely tender their shares. We envision this to occur because with the S&P500 down greater than 20% and healthcare down significantly as well since the initial tender on Feb 9, an offer of $93/share represents a much more attractive offer than it would have in a less volatile market. Also of note,

Francis has outperformed the markets by greater than 40% since James’ initial bid of $89.”

“Our price target is derived from a 1.2 PEG, a 14.6% 2008-12E EPS CAGR &

2011E EPS of $5.20 (ex-ESOs) (resulting in $90) & an additional $10 based on our expectations for the C-08 trial.”

Source: Wall Street research

Draft – Highly Confidential

Goldman Sachs

Research Price Targets and Key Themes
$93 Offer

Broker	Date	Price Target	Price and Financial Analysis Commentary
Cowen	09-Mar-2009	-	■ "We believe James' $93/share cash offer provides a fair value to minority shareholders, and expect a majority of independently held shares to be tendered by March 20. While a successful tender would support modest upside in Francis shares, **we see $5+/share downside risk in the event the tender does not transpire. Following the cash tender, remaining minority shareholders will face binary stock performance heading into the results of Avastin's adjuvant colon cancer trial (data in April). We view Avastin as having no better than a 50% chance of success** in the NSABP-C08 study, and believe the risk/reward of owning shares into this event is no longer positive."
Jefferies	09-Mar-2009	$93.00	■ "We view $93 as reasonable on a risk/reward adjusted basis. Biotech assets have declined ~13% post-Obama budget announcement on February 26. The NASDAQ Biotech Index (NBI) and AMEX Biotech Index (NBI) have fallen ~13% and the AMEX Pharmaceutical Index (DRG) down ~10% since February 25. As such, we view $93/sh as reasonable, particularly ahead of Avastin Phase III adjuvant data release for colorectal cancer in mid-April."

Source: Wall Street research

Supplementary Materials 54

Supplementary Materials 55

Draft – Highly Confidential

Research Price Targets and Key Themes

$93 Offer

Broker Date Price Target Price and Financial Analysis Commentary

Natixis 09-Mar-2009 $97.00 “We estimate that between 45% to 65% of Francis shares that James doesn’t already own could be tendered at $93.00, which raises a distinct possibility that James could succeed in consummating the tender if more than half of the minority shares are tendered, but not achieve 90%

of the ownership to effect a squeeze-out merger. In this scenario (James owning between 78% and 90% of the James shares), even if the colorectal trial fails, we believe the market will view it as inevitable that James will eventually buy the remaining Francis shares. Therefore, the stock may not drop to the $60s and $70s, as it otherwise would, but rather to the $80s in anticipation of James’ next move. This would then become a self-fulfilling prophecy, in that any attempt by James to buy the remaining shares would drive Francis stock price up to the $90s. If the colorectal trial succeeds, then James would have to pay more than $100.00 to buy the remaining stock. All taken into account, we believe it makes more sense for

James to negotiate a deal with Francis and complete this deal once and for all in the near term, potentially before the March 20 tender deadline.”

“We see a possible price range of $95.00 to $100.00 per share.”

Thomas Weisel Partners 09-Mar-2009— “We believe investors will be encouraged by the higher bid and expect more shareholders to tender their shares (500,000 shares tendered as of March 5).

We believe there is now a significantly higher likelihood of success of the tender given the unwillingness of many investors to hold Francis shares heading into the adjuvant data for Avastin in April. In addition, the recent downturn in the biotech group fueled by concerns regarding

President Obama’s ambitiosus proposed changes to the healthcare system has chased away many generalist investors that had invested in biotech. The combination of these two factors could enable the James tender to succeed.”

Source: Wall Street research

Draft – Highly Confidential

Goldman Sachs

Research Price Targets and Key Themes

$93 Offer

Broker	Date	Price Target	Price and Financial Analysis Commentary
Baird	06-Mar-2009	$100.00	■ "We place an Outperform rating on Francis shares. Large-cap biotech multiples have compressed in the last few quarters from a traditional range of 30-40X current-year EPS expectations. **In that we acknowledge the compressing multiples in the biotech industry (the group currently trades near 17X 2009E EPS), we apply a 26 multiple to our 2009 EPS estimate of $3.85** to derive our 12-month price target of $100."
Bernstein	06-Mar-2009	$92.00	■ "This new bid strikes us as very astute and one of the smarter things James has done through this process. It is almost at the $95 level where we would expect to see significant support for the bid, and could easily pull in a substantial number of minority investors. While it still falls materially short of the value sought by the independent directors, it does get closer to the $95-$100 range where many minority shareholders seem willing to take their gains and walk away… **Many investors are likely to view this as a bird in the hand that gives them most of the upside they would expect for adjuvant from a freestanding Francis, and protects them against the downside of adjuvant failing (30-40% chance) and/or James walking away (low probability in our view).**" ■ "Our $92 target price for Francis is based on the high likelihood we place on a deal between James and Francis being completed ($92 is the probability weighted average of our acquisition scenarios). **We now assign a 5% probability to no deal and a negative adjuvant result, and the value a year from now being $78, 20% to James walking away after a positive adjuvant colon cancer result with the stock trading in the high $80's to low $90's, 5% to the deal closing at James' original bid price of $86.50, 40% to James raising their bid to $100 in Q2 09 after positive adjuvant, and 30% to James making a revised lower bid in the $82-$83 range if adjuvant colon cancer is negative.** Our DCF analysis supports fair value for the stock today of $87.25. **Using a growth adjusted biotech/medtech multiple of 19x applied to our adjusted 2010 EPS estimate of $4.68 also supports a price in the range of $92.**"

Source: Wall Street research

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Draft – Highly Confidential

Research Price Targets and Key Themes

$93 Offer

Broker Date Price Target Price and Financial Analysis Commentary

BMO 06-Mar-2009 $88.00 “While we strongly discouraged Francis shareholders to tender their shares when the bid was $86.50 per share, our opinion is moving toward neutral with the new bid. After thoroughly studying Francis’ R&D presentation, we do not think the new bid captures Francis’ long-term value. At the same time, we are keenly aware of the downside risk for the stock if C-08 trial results are negative as the shares could trade to the low $70s.”

RBC 06-Mar-2009 $100.00 “At $93/share, we think that James is much more likely to get 50% of minority owners to tender. However, it remains uncertain that James will get the 90% ownership that it needs to squeeze out the remaining minority holders. The ongoing Avastin adjuvant trial remains a potential upside, in our view. We maintain our positive view on this trial, and assign a

65% probability of success in April. However, given the challenging equity environment and risk/reward with the adjuvant study, we believe $93 is an attractive return in this market. Assuming James had never made the offer and Francis shares had traded down with the sector (down 29% since July

2008), Francis shares would be $55-60, so the $93 bid is a substantial premium in today’s market.”

Rodman & Renshaw 06-Mar-2009 $90.00 “We believe that minority shareholders will view this as a fair price for the company and will now tender their shares. As such we are downgrading Francis to a Market Perform rating and expect the transaction to be fully consummated within coming months. In our view the primary risk to the deal not completing would be James’ failure to secure the remaining financing required. We view this risk as very limited even in the current macro market environment.”

Source: Wall Street research

Draft – Highly Confidential

Goldman Sachs

Research Price Targets and Key Themes

Investor Day

Broker	Date	Price and Financial Analysis Commentary
BMO	03-Mar-2009	■ "We believe Francis presented a compelling argument to convince minority shareholders to not accept the current James offer of $86.50. Francis' probability adjusted revenue expectations for Avastin in adjuvant setting are basically in line with our risk-adjusted present value expectation of roughly $5 billion. Moreover, Francis presented a strong argument for reasonable growth from non-adjuvant indications in case the C-08 trial is negative." ■ "Probability adjusted based on **61% C-08 success ($100) and 75% probability of another James offer at 15% premium of negative C-08 price ($63).**"
Deutsche Bank	03-Mar-2009	■ "Overall, **the meeting did little to change our overall opinion that most investors will tender their shares AHEAD of the adjuvant data IF JAMES BUMPS THE BID INTO THE LOW/MID-$90s.** If James doesn't budge from its current level, we see little chance the tender is successful. In the end, the adjuvant colon data remains a watershed valuation event, and investors will need to decide if they can tolerate the short/intermediate term volatility that a negative outcome could create. However, yesterday's analyst meeting should provide additional comfort that Francis' long term value goes well beyond this single trial."
Lazard	03-Mar-2009	■ "At yesterday's investor meeting we believe management made a compelling case for a higher valuation. In our opinion the current market capitalization does not adequately reflect the company's future prospects, especially given the large number of growth drivers for the company." ■ "Our $98 price target derives from a **24x multiple applied to our 2Q09-1Q10 non-GAAP EPS estimate of $4.13**, excluding stock option expense. **Our 24x multiple is based on a 1.4 P/E/G ratio multiplied by our long-term (2008-2011) growth rate estimate of 17%.**"

Source: *Wall Street research*

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Goldman Sachs

Research Price Targets and Key Themes

Investor Day

Broker	Date	Price and Financial Analysis Commentary
Piper Jaffray	03-Mar-2009	■ "We note that our valuation implies that **Francis as a standalone company is still worth $89 even if adjuvant fails, and that speculated downside into $60s on adjuvant failure appears unjustified,** even if you minimize the difficult-to-value pipeline component and base the valuation purely on the free cash flow" ■ "We are maintaining our Buy rating. **Our $112 target is based on a sum-of-the-parts DCF analysis (base business $60 + Avastin adjuvant $18 + cost synergies $5 + pipeline $27 flow generation from the base business alone.**"
Baird	02-Mar-2009	■ "We come away from Francis' investor day encouraged by management's robust depiction of the long-term growth outlook, and believe management's defense of the 2008 Financial Plan will keep investors holding out for a higher James takeout offer. With Avastin C-08 data quickly approaching, we think a higher James offer is imminent, and remain buyers of Francis shares into the $100 range." ■ "We place an Outperform rating on Francis shares. Large-cap biotech multiples have compressed in the last few quarters from a traditional range of 30-40X current-year EPS expectations. In that we acknowledge the compressing multiples in the biotech industry (the group currently trades near 17X 2009E EPS), **we apply a 26 multiple to our 2009 EPS estimate of $3.85 to derive our 12-month price target** of $100."

Source: *Wall Street research*

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